Exhibit 4.3

WORKING COPY RESTATEMENT

SENT TO IRS 1-31-2013

UNITED AIRLINES

PILOT DIRECTED ACCOUNT PLAN

2002 RESTATEMENT

INCLUDING SEVENTEEN AMENDMENTS

WORKING COPY RESTATEMENT

AS OF JANUARY 1, 2013

2002 PDAP	Generally Effective Beginning
Conformed Copy (January 1, 2013)	January 1, 2002

Page
Section 1 - Introduction	1-1

1.1 History, Purpose, Description and Interpretation	1-1
1.2 Benefits Under Prior Plan	1-2
1.3 Applicable Laws	1-2
1.4 Compliance with Code Section 414(u)	1-2
1.5 Defined Terms	1-2

Section 2 - Participation	2-1

2.1 Eligibility for Participation	2-1
2.2 Leased Employees	2-1
2.3 Classification	2-1
2.4 Termination of Participation	2-1
2.5 Participation Not Contract of Employment	2-1
2.6 Cessation of Active Participation and Continuing Employment with Affiliate	2-1

Section 3 – Funding Part	3-1

3.1 Trust Fund	3-1
3.2 Entities Acting Under the Funding Part	3-1
3.3 Limit of Company’s Obligation; No Guaranty of Benefits	3-1
3.4 No Reversion to Company	3-1

Section 4 - Plan Contributions	4-1

4.1 Company Contributions	4-1
4.2 Participant Elective Deferral Contributions	4-3
4.3 Participant Voluntary Contributions	4-5
4.4 Rollover Contributions	4-6
4.5 Actual Deferral Percentage Limitations	4-6
4.6 Distribution of Excess Elective Deferrals and Income	4-9

Section 5 - Accounting	5-1

5.1 Participants’ Accounts	5-1
5.2 Valuation and Adjustment of Accounts	5-2
5.3 Crediting of Contribution	5-2
5.4 Charging Payments and Distributions	5-3

Section 6 - Investment of Participants’ Accounts	6-1

6.1 Investment Funds	6-1
6.2 Investment of Accounts	6-1
6.3 Procedures for Giving Investment Directions	6-5
6.4 Effective Date of Investment Directions; Confirmation of Transaction	6-6
6.5 Investment of Accounts on Death of Participant	6-7
6.6 Investment of QDRO Accounts	6-8

i

(continued)

Page
6.7 Satisfaction of Liquidity Needs of Investment Fund(s)	6-8
6.8 Investment in UAL Stock	6-9
6.9 Limitations on Investments in UAL Stock	6-10
6.10 Plan Covered by Section 404(c) of ERISA	6-12

Section 7 - Distribution of Account Balances	7-1

7.1 Vesting	7-1
7.2 Termination of Employment	7-1
7.3 Forms of Distribution	7-2
7.4 Requirements for Annuity Forms of Payment	7-4
7.5 Qualified Pre-Retirement Survivor Annuity Requirement	7-5
7.6 Payments to Beneficiary	7-7
7.7 Missing Participants or Beneficiaries	7-8
7.8 Payments to Minors and Other Persons Under Legal Disability	7-9
7.9 Benefits May Not Be Assigned or Alienated	7-9
7.10 Commencement of Distributions	7-9
7.11 Distribution of QDRO Account	7-10
7.12 Direct Rollover	7-10
7.13 Delay in Payments	7-12
7.14 Distribution of Elective Deferrals on Account of Financial Hardship	7-12
7.15 In-Service Withdrawal	7-14
7.16 Minimum Distribution Requirement	7-15

Section 8 – Plan Administration	8-1

8.1 Plan Administrator	8-1
8.2 Committee Membership and Authority	8-1
8.3 Delegation By Committee	8-2
8.4 Uniform Rules	8-2
8.5 Information to be Furnished to Committee	8-2
8.6 Exercise of Committee’s Duties	8-2
8.7 Remuneration and Expenses	8-2
8.8 Resignation or Removal of Committee Member	8-2
8.9 Appointment of Successor Committee Members	8-3
8.10 Notices	8-3
8.11 Evidence	8-3
8.12 Reliance	8-3
8.13 Top-Heavy Provisions	8-3

Section 9 – Benefit Claim Procedure	9-1

9.1 Review by Pension Board	9-1
9.2 Pension Board	9-3

ii

(continued)

Page
Section 10 - Limitation on Annual Additions	10-1

10.1 Limitation	10-1
10.2 Limitations on Allocations; Adjustments	10-1
10.3 Definitions	10-3
10.4 Responsibility of the Committee	10-4

Section 11 - Amendment And Termination	11-1

11.1 Amendment	11-1
11.2 Termination	11-1
11.3 Merger and Consolidation of Plan Transfer of Plan Assets	11-1
11.4 Distribution on Termination	11-1
11.5 Notice of Amendment or Termination	11-1
11.6 Limitation on Amendment or Termination	11-2

Section 12 – Loans to Participants	12-1

12.1 Loans to Participants	12-1
12.2 Amount of Loan	12-1
12.3 Interest Rate Charged on Loan	12-2
12.4 Fee for Loan	12-2
12.5 Order of Depletion of Accounts for Loans	12-2
12.6 Promissory Note; Security for Loan	12-4
12.7 Loan Repayments	12-4
12.8 Administration of Loans	12-7

Exhibit A - Special Effective Dates	Exh. A-1

iii

UNITED AIRLINES

PILOT DIRECTED ACCOUNT PLAN

2002 RESTATEMENT

INCLUDING SEVENTEEN AMENDMENTS

WORKING COPY RESTATEMENT

AS OF JANUARY 1, 2013

Section 1 - INTRODUCTION

1.1	History, Purpose, Description and Interpretation.

(a)	Effective January 1, 1955, a predecessor of United Air Lines, Inc. (the “Company”) established a variable benefit retirement income program to provide retirement income and other benefits for its eligible Pilot employees and their beneficiaries. Effective as of January 1, 1976, this program was amended and continued as United Air Lines, Inc. Pilots’ Variable Benefit Retirement Income Plan (the “Prior Plan”). Effective as of the Effective Date (September 1, 1982), the Prior Plan was amended, revised and restated as the United Air Lines, Inc. Pilots’ Directed Account Retirement Income Plan, which plan has subsequently been amended and is amended and restated by this instrument effective as of the Restatement Date (January 1, 2002) (the “Plan”).

(b)	The Plan (including the Funding Part) is maintained pursuant to the terms of a collective bargaining agreement between the Company and the Association.

(c)	The Plan is a profit sharing plan intended to constitute a qualified plan under Code Sections 401(a) and 501(a) with a qualified cash or deferred arrangement under Code Section 401(k), and is intended to conform to the requirements of ERISA and must be interpreted in furtherance of that intent. Effective January 1, 2003, the Plan is intended to be a design based safe harbor 401(k) plan under Code Section 401(k)(12).

(d)	Some Plan provisions such as special purpose provisions or provisions that have application to a limited number of participants may be described in exhibits or supplements to the Plan. In the event of a conflict between the terms of a Plan exhibit or supplement and the terms of the remainder of the Plan, the terms of the Plan exhibit or supplement will control.

(e)	To the extent required by and in accordance with treasury regulations, for any Plan Year that is less than 12 months long, the dollar limitations of Code Sections 401(a)(17), 414(q), 415 and 416 will be adjusted to reflect the short Plan Year.

(f)	In the Plan, where the context requires, words in any gender include the other genders, the plural includes the singular, and the singular includes the plural.

2002 PDAP	1-1	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

1.2	Benefits Under Prior Plan. Subject to the terms and conditions of the Plan, if an individual retired or otherwise terminated his or her employment with the Company prior to the Effective Date, his or her right to benefits under the Prior Plan, if any, will be determined in accordance with the provisions of the Prior Plan.

1.3	Applicable Laws. The laws of Illinois shall be the controlling state law in all matters relating to the Plan and shall be applicable to the extent that they are not preempted by the laws of the United States of America.

1.4	Compliance with Code Section 414(u). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

1.5	Defined Terms. The following terms when used with initial capitalization have the following meanings:

Account. An “Account” with respect to a Participant means any and all accounts maintained on his or her behalf pursuant to Section 5.1, as the context requires.

Actual Deferral Percentage or ADP. “Actual Deferral Percentage” or “ADP” means, for a specified group of eligible Participants for a Plan Year, the average of the ratios (calculated separately to the nearest one-hundredth of one percent for each eligible Participant in such group) of: (i) the amount of Company contributions actually paid over to the Funding Part on behalf of such Participant for the Plan Year to: (ii) the Participant’s Testing Wages while he or she was a Participant for such Plan Year. Company contributions on behalf of any Participant will include: (A) any Elective Deferrals made pursuant to the Participant’s deferral election, including Excess Elective Deferrals of Highly Compensated Employees; and (B) Qualified Non-Elective Contributions and Qualified Matching Contributions. For the purposes of computing Actual Deferral Percentages, a Participant who fails to make Elective Deferrals will be treated as a Participant on whose behalf zero Elective Deferrals are made.

Affiliate. The term “Affiliate” means any corporation on and after the date that it is, along with the Company, a member of a controlled group of corporations as defined in Code Sections 414(b), (c), (m) and (o). Strictly for purposes of Section 10, the term “Affiliate” will be modified to take into account the rules contained in Code Section 415(h).

Annuity Starting Date. An “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity or, in the case of a form of benefit other than an annuity, the first day on which all events have occurred which entitle the Participant to payment of such benefit. An Annuity Starting Date shall occur as soon as administratively practicable following the receipt and processing by the Committee of all required and properly completed election forms filed by the Participant with the Committee.

Association. The “Association” is the Air Line Pilots Association, International.

Beneficiary. “Beneficiary” means the natural or legal person or persons to whom a deceased Participant’s benefits are payable pursuant to Section 7.5 and Section 7.6.

2002 PDAP	1-2	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Business Day. “Business Day” means each day the New York Stock Exchange is open.

Code. “Code” means the Internal Revenue Code of 1986, as amended, any successor laws thereto, and regulations promulgated thereunder, and any other binding pronouncements of an agency of the federal government that has jurisdiction with respect thereto.

Committee. “Committee” means, prior to June 28, 2004, the committee (sometimes referred to as PAWPAC) appointed by the Board of Directors of the Company with the authority to control and manage the operation and administration of the Plan on behalf of the Company in accordance with Section 8, and effective June 28, 2004, the committee, if any, appointed by the Board of Directors of the Company pursuant to Section 8.2 to act as agent of the Company in performing the duties of Plan Administrator; provided that, effective January 1, 2007, “Committee” means the United Air Lines, Inc. Retirement and Welfare Administration Committee (sometimes referred to as RAWAC).

Company. “Company” means United Air Lines, Inc. and any successor thereto.

Company Contribution of Notes Proceeds. Company Contribution of Notes Proceeds means, effective August 1, 2006, the Company contribution made pursuant to Section 4.1(f) of this Plan.

Deferral Limit. The “Deferral Limit” for a calendar year is the amount determined under Code Section 402(g), as adjusted for cost of living increases.

Disabled. A Participant will be considered “Disabled” for purposes of the Plan if he or she is permanently unable, for medical reasons, to pass the periodic physical examinations required by the Company for Pilots for reasons other than disability resulting from:

(a)	intentional self inflicted injury or attempted suicide;

(b)	addiction to alcohol or narcotics;

(c)	injury sustained while engaged in or as a result of engaging in a criminal enterprise; and

(d)	war or active service in the armed forces other than bodily injury or illness incurred while participating in a civilian reserve air fleet operation or while on military duty while actively employed by the Company.

The determination that a Participant is Disabled must occur while he or she is employed by the Company as a Pilot or within the one year period of his or her employment with the Company that commences on the date of his or her transfer to another job classification established by the Company. In order to determine if a Participant continues to be Disabled, the Company may cause the Participant to be re-examined annually during the period of time provided for his or her seniority protection under the then current agreement between the Company and the Association.

2002 PDAP	1-3	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Earnings. The term “Earnings” with respect to any Participant means the total cash compensation (determined before deduction for the Participant’s Elective Deferral Contributions under this Plan, the Participant’s elective contributions to the Company’s flexible spending account plans or any other pre-tax earnings deferral elections pursuant to a qualified cash or deferred arrangement, cafeteria plan or transportation fringe benefit plan subject to Code Section 132(f)(4)) paid to the Participant by the Company (whether paid before or after retirement, disability, death, or other termination of employment), with respect to services the Participant performed while classified as a Pilot and performed after becoming a participant in accordance with the terms of the applicable plan, subject to the following adjustments and limitations:

The following items shall be excluded:

(i) Contributions to or payments from any other benefit plan;

(ii) Company contributions to a benefit plan pursuant to Code Section 125;

(iii) Hiring bonuses or other special payments relating to commencement of employment;

(iv) Moving expenses, relocation allowances, housing allowances;

(v) Membership costs and dues;

(vi) Fees paid for employment referrals;

(vii) Prizes and awards (other than annual awards);

(viii) On-time bonus plan payments;

(ix) Expense reimbursement payments and allowances;

(x) Furlough pay;

(xi) Severance pay or other special payments relating to separation from employment;

(xii) Foreign base allowances;

(xiii) Goods and services differential and cost-of-living adjustments;

(xiv) Hardship pay;

(xv) Tax equalization payments and any other special payments made to a Pilot designated by the Company as an expatriate;

(xvi) Amounts realized with respect to restricted stock, non-qualified stock options, or stock appreciation rights;

(xvii) Any imputed income related to life insurance, disability, domestic partner benefits, or otherwise;

(xviii) Pass travel privileges; and

2002 PDAP	1-4	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(xix) Lump-sum bonuses paid to Director-level employees.

In addition to the general exclusions set forth above, the following rules apply:

(i) For purposes of Elective Deferral Contributions and Voluntary Contributions, the following items shall be excluded:

(A) Vacation pay paid on account of separation from employment; and

(B) Employee contributions to a plan established pursuant to Code Section 125.

(ii) For purposes of the Company contributions provided under Section 4.1 of the Plan, the following items shall be excluded:

(A) Profit sharing payments;

(B) Commissions; and

(C) Signing bonus/retro pay associated with the signing of the collective bargaining agreement between the Company and the Association (unless the Association designates a portion of such signing bonus/retro pay to be made as a Company contribution under Section 4.1 of the Plan).

The annual compensation of each Participant taken into account under the Plan for the Plan Year is limited to $250,000 (or such higher figure that reflects adjustments for changes in the cost of living provided under Code Section 401(a)(17)). If Earnings for any prior Plan Year are taken into account in determining a Participant’s allocations or benefits for the current determination period, the Earnings for such prior Plan Year are subject to the applicable limitation on Earnings in effect for that prior Plan Year. If the period for determining Earnings used in calculating a Participant’s allocation for a Plan Year is fewer than 12 months, other than on account of mid-year commencement or cessation of active participation, the Earnings limitation shall be an amount equal to the $250,000 limitation (as adjusted for cost of living increase) multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12 months.

Effective Date. September 1, 1982.

Elective Deferrals or Elective Deferral Contributions. “Elective Deferrals” or “Elective Deferral Contributions” means any Company contributions made to the Plan pursuant to the election of the Participant, in lieu of cash compensation, and include contributions made under Section 4.2. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Company contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement, as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of the Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

2002 PDAP	1-5	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Excess Contributions. “Excess Contributions” means, with respect to any Plan Year:

(a)	The aggregate amount of Company contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, minus

(b)	The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of the ADPs, beginning with the highest of such percentages).

Excess Elective Deferrals. “Excess Elective Deferrals” means those Elective Deferrals that are includable in a Participant’s gross income under Code Section 402(a) to the extent such Participant’s Elective Deferrals for a taxable year under this Plan and or this Plan and any other cash or deferred arrangement exceed the Deferral Limit for such year.

Funding Part. “Funding Part” means that part of the Plan, including the Trust and other funding documents, under which all of the benefits provided by the Plan are funded and paid.

Highly Compensated Employee.

(a)	A “Highly Compensated Employee” for any Plan Year is any employee who:

(i)	at any time during such Plan Year or the 12-month period preceding such Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code Section 318) more than five percent of the outstanding stock of the Company or an Affiliate or stock possessing more than five percent of the total combined voting power of all outstanding stock of the Company or an Affiliate; or

(ii)	during the 12-month period preceding such Plan Year, received compensation in excess of $80,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code Section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins).

(b)	For purposes of this section:

(i)	an “employee” is any individual (other than an individual who is a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company or an Affiliate that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) who, during the Plan Year for which the determination is being made, performs services for the Company or an Affiliate as

2002 PDAP	1-6	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(A)	a common-law employee,

(B)	an employee pursuant to Code section 401(c)(1) or

(C)	a Leased Employee; and

(ii)	“compensation” for any period means an employee’s Section 415 Wages for the period.

(iii)	a former employee of the Company or an Affiliate shall be treated as a former Highly Compensated Employee of the Company or an Affiliate if the former employee was a Highly Compensated Employee of the Company or an Affiliate when the former employee terminated employment or the former employee was a Highly Compensated Employee of the Company or an Affiliate at any time after attaining age 55. The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year in accordance with Section 1.414(q)-1T, Q&A-4 of the Temporary Income Tax Regulations and Notice 97-45 or later guidance under the Code.

Independent Fiduciary. ‘Independent Fiduciary’ means, effective as of September 26, 2002, Aon Fiduciary Counselors Inc., an independent investment advisor appointed by the Company to act as a ‘named fiduciary’ (within the meaning of Section 402 of ERISA) with respect to the UAL Stock Fund; provided that, the term “Independent Fiduciary” shall only apply under the Plan, where referenced, prior to December 31, 2005.

Investment Committee. “Investment Committee” means the Investment Committee for the United Airlines Pilot Directed Account Plan, or such other committee appointed by the Board of Directors of the Company to which the Board has delegated the authority to act for an on behalf of the Company with respect to the Company’s responsibilities for management and/or investment of Plan assets, including without limitation the Company’s responsibilities under Section 6.

Investment Fund. “Investment Fund” means any of the investment options established pursuant to Section 6.1.

Investment Funds List. “Investment Funds List” means the list of current investment funds offered to Participants under the Plan pursuant to Section 6, as agreed to by the Investment Committee and the Association from time to time.

Leased Employee. A “Leased Employee” means any person who is not a common law employee of the Company (or an Affiliate), but who has provided services to the Company (or an Affiliate) on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Company (or an Affiliate) and a leasing organization, and under the Company’s (or an Affiliate’s) primary direction or control.

2002 PDAP	1-7	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an employee of the Company who is not a Highly Compensated Employee.

Participant. “Participant” means a current or former Pilot who has entered the Plan pursuant to the provisions of Section 2.1 and has not ceased to be a Participant pursuant to the provisions of Section 2.4.

PAWPAC. “PAWPAC” means the Pension and Welfare Plans Administration Committee of the Company.

Pilot. “Pilot” means an employee of the Company who is (i) designated by the Company as a Pilot (other than a Temporary Reclassification), (ii) listed on the Company’s Pilot Eligibility Seniority List, and (iii) designated by the Company as a Captain or First Officer, but excluding any such employee whose principal duties are not customarily performed aboard aircraft in flight. “Pilot” also means an employee who is designated by the Company as a (a) student pilot or (b) flight management employee listed on the Pilot System Seniority List, but “Pilot” shall exclude an employee who is designated by the Company as a test pilot.

Pilot Pension Plan. “Pilot Pension Plan” means the defined benefit pension plan which is applicable to Pilots and which is currently known as the United Airlines Pilot Defined Benefit Pension Plan.

Plan. “Plan” means this defined contribution plan which is applicable to Pilots and which is currently known as the United Airlines Pilot Directed Account Plan (2002 Restatement).

Plan Year. “Plan Year” means: (i) for Plan Years before 1988, the calendar year; (ii) for Plan Year 1988, the period beginning on January 1, 1988 and ending on November 30, 1988; (iii) for Plan Years after 1988 and ending before December 1, 2001, the fiscal year beginning on December 1 and ending on the next following November 30; (iv) for the 2001 Plan Year, the one-month period beginning December 1, 2001 and ending December 31, 2001; and (v) for Plan Years after 2001, the calendar year.

Prior Plan. “Prior Plan” means the variable benefit retirement plan known as the United Air Lines, Inc. Pilots’ Variable Benefit Retirement Income Plan before such plan was amended and restated on the Effective Date as the Plan.

Qualified Joint and Survivor Annuity. “Qualified Joint and Survivor Annuity” means (a) a single life annuity in the case of a Participant who does not have a spouse and (b) in the case of a Participant who does have a spouse, a reduced monthly annuity for the life of the Participant with, as of the first day of the month next following the Participant’s death, a survivor annuity for the life of his or her surviving Spouse (to whom he or she is married on his or her Annuity Starting Date) that is equal to at least 50% of the monthly benefit amount payable during the life of the Participant. The exact percentage payable to the Spouse shall be elected by the Participant and shall equal 50% in the absence of such an election.

2002 PDAP	1-8	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Qualified Matching Contribution. “Qualified Matching Contribution” means matching contributions (i.e., contributions made on behalf of a Participant on account of voluntary after-tax contributions or Elective Deferral Contributions) that are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made. The references in this Plan to Qualified Matching Contributions shall create no obligation on the part of the Company to make such contributions.

Qualified Non-Elective Contributions. “Qualified Non-Elective Contributions” means contributions (other than matching contributions or Qualified Matching Contributions) made by the Company and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions. Company contributions made pursuant to Section 4.1 are treated as Qualified Non-Elective Contributions.

Qualified Pre-Retirement Survivor Annuity. “Qualified Pre-Retirement Survivor Annuity” means an annuity providing payments for the life of the Participant’s Surviving Spouse, the actuarial equivalent of which is equal to 50% of the balances in the Participant’s Accounts at his or her death.

Restatement Date. The “Restatement Date” is January 1, 2002, or such earlier date specified herein or in Exhibit A.

Rollover Contribution. “Rollover Contribution” means, prior to January 1, 2005, an amount described in Code Section 402(c) or 408(d)(3) and shall include a direct rollover pursuant to Code Section 401(a)(31), and, effective January 1, 2005, an amount described in Code Section 402(c), 403(b)(8) or 408(d)(3) and shall include a direct rollover pursuant to Code Section 401(a)(31).

Section 415 Wages. An individual’s “Section 415 Wages” for any period is his or her or her “compensation” within the meaning of Code Section 415(c)(3) for the period from the Company and any Affiliate, and shall include any elective deferrals pursuant to a qualified cash or deferred arrangement, otherwise payable to the individual, and any other amounts that are not includible in an individual’s gross income by reason of Code Sections 125, 132(f)(4) or 457. The Committee may, for any period, determine items of remuneration that, in accordance with Code Section 415(c)(3) will be included in Section 415 Wages for such period, provided such determination is uniform throughout any period.

Spouse. “Spouse” means the individual, if any, to whom the Participant is legally married within the meaning of the Defense of Marriage Act, P.L. 104-199, as amended and codified from time to time.

Surviving Spouse. A Participant’s “Surviving Spouse” means the Spouse to whom the Participant was married on the date of his or her death and who is living at the date of the death.

Temporary Reclassifcation. “Temporary Reclassification” means a designation of a Pilot employee to an employee classification not covered by the Plan or a designation of an employee as a Pilot, provided the change is designated by the Company as a temporary reclassification and

2002 PDAP	1-9	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

is for a period of time which, when taken together with other such temporary reclassifications of such employee, if any, does not exceed either (i) a total of five calendar months within any Plan Year or (ii) five consecutive calendar months.

Termination of Employment. A Participant will have “Termination of Employment” only if he or she has completely severed his or her employment relationship with the Company and all Affiliates or he or she has become Disabled. Neither transfers of employment among the Company and Affiliates nor absence from active service by reason of leave (other than in connection with a Participant becoming Disabled) will constitute a “Termination of Employment.”

Testing Wages. An individual’s “Testing Wages” for any Plan Year is his or her or her Section 415 Wages for the Plan Year, provided, however, in no event will a person’s Testing Wages for any Plan Year be taken into account to the extent it exceeds $200,000 (or such larger amount as may be permitted for the calendar year during which such Plan Year begins under Code Section 401(a)(17)).

Trust. “Trust” or “Trust Fund” means the trust created and maintained under the agreement known as the United Airlines Pilot Directed Account Plan Trust between the Company and Frank Russell, as trustee.

Trustee. “Trustee” means the corporation which, from time to time, is the duly appointed and acting trustee of the Trust.

UAL Stock. “UAL Stock” means, effective December 31, 2005, the common stock of UAL Corporation authorized and issued in connection with UAL Corporation’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Voluntary Contribution. “Voluntary Contribution” means an after-tax voluntary contribution made by a Participant pursuant to Section 4.3.

2002 PDAP	1-10	Generally Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 2 - PARTICIPATION

2.1	Eligibility for Participation. Subject to the terms and conditions of the Plan, each Pilot who was a Participant in the Plan on the Restatement Date will continue to be Participant hereunder on and after the Restatement Date. Each other employee of the Company will become a Participant in the Plan on the first day he or she is classified as a Pilot.

2.2	Leased Employees. A Leased Employee, and any employee of the Company who would be a Leased Employee if he or she were not a common law employee of the Company, shall not be eligible to participate in the Plan.

2.3	Classification. The classification of an employee for all purposes under the Plan is determined by the Company and does not include a Temporary Reclassification. The Company’s designation of an employee as a Pilot for purposes of eligibility to participate in the Plan is a determination reserved solely to the Company, provided such determination is consistent with applicable Pilot collective bargaining agreements, and will not be modified by any subsequent classification or reclassification made by a judicial or administrative determination.

2.4	Termination of Participation. A Participant will cease to be a Participant as of the later of the date on which he or she ceases to be a Pilot eligible to participate under Section 2.1 or all benefits, if any, to which he or she is entitled under the Plan have been distributed.

2.5	Participation Not Contract of Employment. The Plan does not constitute a contract of employment and participation in the Plan will not, of itself, give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

2.6	Cessation of Active Participation and Continuing Employment with Affiliate. Notwithstanding Section 2.4 above, with respect to any Participant who ceases to be a Pilot eligible to participate under the Plan but who immediately continues thereafter to be employed by an Affiliate, such Participant shall continue to be treated as an active Participant under the Plan in accordance with rules established by the Plan Administrator including, but not limited to, for the following purposes: (a) directing investments under Section 6 of the Plan, (b) designating one or more Beneficiaries for purposes of any death benefits that may become payable under the Plan, (c) the restrictions for distributions upon a Termination of Employment under Section 7.2 of the Plan, (d) the loan default rules under Section 12.7(h) of the Plan, (e) eligibility for hardship and in-service withdrawals pursuant to Sections 7.14 and 7.15 of the Plan, and (f) any de minimis distributions provided under the Plan.

A Participant described in this Section 2.6 shall not be permitted to take a new loan against his or her Accounts pursuant to Section 12 of the Plan, to make any Elective Deferral Contributions or Voluntary Contributions (or change any existing election to make such contributions), or to have any Company contributions contributed on his or her behalf, until the Participant again becomes eligible to participate fully under the Plan; provided that, with respect to any existing loan against his or her Accounts, such loan

2002 PDAP	2-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

shall be re-amortized to a monthly repayment schedule and the Participant shall be permitted to make manual loan repayments via Automated Clearing House (ACH) payments, check, or such other method(s) as may be approved by the Plan Administrator in its sole discretion from time to time.

2002 PDAP	2-2	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 3 - FUNDING PART

3.1	Trust Fund. Benefits provided by the Plan will be funded by assets held under the Trust Fund.

3.2	Entities Acting Under the Funding Part. Any right, duty (including the duty to make payment of any Plan benefits) or obligation reserved to or imposed upon any entity acting under the Funding Part is in no way preempted, increased or diminished by virtue or any provision of this Plan and shall remain the sole right, duty or obligation of that entity.

3.3	Limit of Company’s Obligation; No Guaranty of Benefits. All benefits payable under the Plan will be paid or provided for solely from the assets held under the Funding Part and the Company will have no liability or responsibility other than to make contributions and to perform such other duties and meet such other obligations as are herein provided. Nothing contained in the Plan shall constitute a guarantee by the Company, the Committee, the Association, the Pension Board or any entity acting under the Funding Part that the assets held under the Funding Part will be sufficient to pay any benefit to any person.

3.4	No Reversion to Company. The Company will have no right, title, or interest in the Trust Fund created under the Funding Part, nor will any part of the Trust Fund revert or be repaid to the Company directly or indirectly, unless a contribution is made by the Company by mistake of fact and such contribution is returned to the Company within one year after payment to the Trustee. The amount of any contribution that may be returned to the Company pursuant to this Section must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

2002 PDAP	3-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 4 - PLAN CONTRIBUTIONS

4.1	Company Contributions.

(a)	Prior to June 1, 2003, for each calendar month, the Company will contribute, to any entity or entities authorized to receive such contributions under the Funding Part, on behalf of each Participant, an amount equal in the aggregate to eleven percent (11%) of the Earnings received by him. Effective June 1, 2003, for each calendar month, the Company will contribute, to any entity or entities authorized to receive such contributions under the Funding Part, on behalf of each Participant, an amount equal in the aggregate to eleven percent (11%) of the Earnings received by him or her before June 1, 2003 and nine percent (9%) of the Earnings received by him or her on or after June 1, 2003. The amount of Company contributions made in accordance with this Section 4.1 will be credited to the Participant’s Regular Contribution Account in accordance with Section 5.3.

(b)	The Company contribution under Section 4.1(a) will be treated as a nonelective contribution within the meaning of Code Section 401(k)(12)(C) for purposes of satisfying the design based safe harbor 401(k) plan requirements of Code Section 401(k)(12).

(c)	Effective January 1, 2005, a Participant who dies while on a qualified military leave within the meaning of Code Section 414(u) will be treated as reemployed as of the date of his death and the Company will contribute to the Plan and allocate to such Participant’s Account a Company contribution determined in accordance with Section 4.1(a) by treating such Participant as receiving Earnings equal to the amount of Earnings he would have received but for his qualified military service. Any contribution made under this Section 4.1(c) will be treated, to the extent permitted under Code Section 414(u), as a contribution required by reason of such Participant’s reemployment rights under federal law.

(d)	Effective June 1, 2005, in addition to the Company’s contribution under Section 4.1(a), the Company will contribute to any entity or entities authorized to receive such contributions under the Funding Part, on behalf of each Participant, an amount equal to six percent (6%) of the Participant’s Earnings, subject to the following:

(i)	the Company’s contribution under this Section 4.1(d) shall be limited to a Participant’s Earnings paid (or which would have been paid but for an election under Code section 401(k), 125 or 132(f)) on or after June 1, 2005.

(ii)	on the last Business Day of the calendar month in which occurs the effective date of the Company’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the ‘Exit Date’) or, if later, five Business Days after the Exit Date, the Company shall make its initial contribution under this Section 4.1(d) for each Participant’s Earnings from June 1, 2005 through the end of the calendar month which includes the Exit Date, credited to the Plan Year to which the applicable Earnings relate.

2002 PDAP	4-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(iii)	following the Exit Date, the Company’s contribution under this Section 4.1(d) will be made and credited to a Participant’s Account in accordance with Section 5.3(a).

(iv)	Effective January 1, 2006, the Company contribution under this section 4.1(d) will be treated as a nonelective contribution within the meaning of Code Section 401(k)(12)(C) for purposes of satisfying the design based safe harbor 401(k) plan requirements of Code Section 401(k)(12).

(v)	Effective for hours worked on or after January 1, 2008, the Company contribution under this Section 4.1(d), on behalf of each Participant, shall be increased from an amount equal to six percent (6%) to an amount equal to seven percent (7%) of the Participant’s Earnings, subject to the foregoing provisions of this Section 4.1(d).

(e)	The Company may contribute UAL Stock or cash to any entity or entities authorized to receive such contributions under the Funding Part on behalf of Participants under the Plan. The contribution made under this Section 4.1(e) shall be allocated to a Participant in the proportion that such Participant’s Earnings for the Plan Year bears to the aggregate amount of Earnings for all Participants for the Plan Year, provided, such allocation, together with any prior allocations of UAL Stock or cash contributed under this Section 4.1(e), does not cause a Participant’s allocations to exceed the amount of UAL Stock or cash determined to be available for the benefit of such Participant under the UAL Corporation Employee Equity Distribution Plan (as in effect in December 31, 2005), a copy of which is attached to this Plan as Exhibit B. UAL Stock will be allocated to a Participant’s C Plan Account in whole shares only, with fractional shares allocated in the form of cash. Effective January 1, 2006, the Company contribution under this section 4.1(e) will be treated as a nonelective contribution within the meaning of Code Section 401(k)(12)(C) for purposes of satisfying the design based safe harbor 401(k) plan requirements of Code Section 401(k)(12).

(f)	In addition to the Company’s contribution under Section 4.1(a), for the Plan Years ending in 2006 and 2007, the Company will make a special contribution to any entity or entities authorized to receive such contributions under the Funding Part, on behalf of each Participant who is eligible to receive an allocation of proceeds generated from the sale of convertible notes issued by UAL Corporation pursuant to the terms of the UAL Corporation Convertible Notes Plan of Allocation and Distribution, attached as Exhibit C.

The Company Contribution of Notes Proceeds will be allocated in accordance with the terms of Exhibit C and will be allocated to a Participant’s C Plan Account.

2002 PDAP	4-2	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

In order to ensure that any such contribution shall not exceed the limits contained in Section 10 or any other limitation applicable under the Plan or the Code, the Company Contributions of Notes Proceeds may be made in more than one increment over the course of the applicable Plan Year and after the close of the Plan Year, but prior to March 15, 2007; provided, however, that contributions on behalf of Eligible Employees who, at the time of the distribution, are on leave due to qualified military service (as defined in Section 414(u)(5) of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and the regulations issued thereunder) may be made after this date as necessary to comply with USERRA.

The Company contribution under this section 4.1(f) will be treated as a nonelective contribution within the meaning of Code Section 401(k)(12)(C) for purposes of satisfying the design based safe harbor 401(k) plan requirements of Code Section 401(k)(12).

(g)	Effective January 1, 2008, for the Plan Year ending in 2008, the Company will make a special contribution to any entity or entities authorized to receive such contributions under the Funding Part, on behalf of each Participant who is eligible to receive an allocation under the Plan, equal to the Participant’s allocable portion of the settlement proceeds from the Summers v. UAL Corporation ESOP Committee litigation, as determined in accordance with the settlement agreement dated as of August 16, 2005, and the allocation plan approved by the U.S. District Court for the Northern District of Illinois by its order dated November 22, 2005. The Company contribution under this Section 4.1(g) shall be credited to a Participant’s C Plan Account.

4.2	Participant Elective Deferral Contributions.

(a)

Elective Deferral Contributions Permitted. Subject to paragraphs (b), (c), and (e) below, Sections 4.5 and 10.1, and all other conditions and limitations of the Plan, a Participant may elect, at any time, to reduce his or her Earnings for any future calendar month in an amount of not more than 50% (effective April 1, 2002, 60%) (in multiples of one percent) of the Earnings paid to him or her during that month, and to have such amount contributed to the Plan on his or her behalf by the Company, in cash, as an Elective Deferral Contribution. For purposes of this Section 4.2 only, a Participant’s Earnings will be determined without regard to the compensation limit of Code Section 401(a)(17). A Participant’s election to commence Elective Deferral Contributions will become effective as of the date specified by the Plan Administrator, generally no later than the second full pay period following the date the Plan Administrator receives a complete and accurate election, and will thereafter continue in effect until such election is changed or revoked in accordance with this Section 4.2. A reference in this Plan to an election to make Elective Deferral Contributions means the Participant has elected to have his or her Earnings reduced in consideration of the Employer’s obligation

2002 PDAP	4-3	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

to contribute Elective Deferral Contributions in the same amount to the Plan on the Participant’s behalf. For the 2002 Plan Year, elective deferrals for any payroll period after April 1, 2002, may exceed 60% but not more than the deferral percentage established by Plan Rules, provided the Participant’s annual deferral percentage does not exceed 60% for the 2002 Plan Year. Effective January 6, 2003, a Participant may make a supplemental Elective Deferral Contribution from 1% to 90% of the Participant’s Earnings which are available after all other payroll deductions.

(b)	Deferral Limit. In no event may a Participant’s Elective Deferral contribution exceed the Deferral Limit for any calendar year.

(c)	Change, Discontinuance, and Resumption of Elective Deferrals. At any time, subject to rules established by the Plan Administrator, a Participant may elect to change the rate of his or her Elective Deferral Contributions made in accordance with paragraph (a) above (but not retroactively) within the limits specified therein, to discontinue making such contributions, or to resume making such contributions. Any election under this paragraph will become effective as of the date specified by the Plan Administrator, generally no later than the first full pay period following the date the Plan Administrator receives a complete and accurate election.

(d)	Committee Discretion to Reduce or Revoke Elective Deferral Contributions. Prior to August 1, 2006, the Committee may, at any time, decrease a Participant’s Elective Deferral Contributions by even multiples of one percent or, at any time, revoke a Participant’s Elective Deferral Contributions upon a determination by it that unless such contributions are reduced or revoked, the additions to the Participant’s Account under the Plan will exceed the Deferral Limit.

Plan Administrator Discretion to Reduce or Revoke Elective Deferral Contributions or Recharacterize as “Catch-Ups”. Effective August 1, 2006 The Plan Administrator may, at any time during the Plan Year, (i) decrease a Participant’s Elective Deferral Contributions by even multiples of one percent; or (ii) revoke a Participant’s election to make Elective Deferral Contributions; or (iii) with respect to a Participant who is eligible to make “catch-up” contributions pursuant to Section 4.2(g), characterize a Participant’s Elective Deferral Contributions as “catch-up” contributions, if the Plan Administrator has determined that unless such contributions are reduced, revoked, or characterized as “catch up”, the additions to the Participant’s Account under the Plan will exceed the Deferral Limit or the limitation under Section 10.1 for the calendar year.

(e)	Restriction in Event of Hardship Distribution. If, on or after September 17, 2001, a Participant receives a hardship distribution under Section 7.14(b)(ii)(B), then such Participant’s Elective Deferral Contributions will be suspended for six (6) months after the receipt of the hardship distribution.

2002 PDAP	4-4	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(f)	Time of Deposit. The amount of Elective Deferral Contributions made in accordance with this Section 4.2 will be deposited in cash in the Participant’s Elective Deferral Account, in accordance with Section 5.3, as soon as administratively practicable, but not more than five Business Days, following the date of the Participant’s regular paycheck in which such amounts would have been included but for the Participant’s election to defer them.

(g)	Catch-Up Contributions if Age 50 or Older. Effective January 1, 2003, all employees who are eligible to make Elective Deferral Contributions under this Plan and who have (or will have) attained age 50 before the close of a Plan Year will be eligible to make additional Elective Deferral Contributions for the Plan Year as catch-up contributions in accordance with, and subject to the limitations of, Code sections 414(v) and 402(g)(1)(C). Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g)(1)(B) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 by reason of such catch-up contributions.

4.3	Participant Voluntary Contributions.

(a)	Voluntary Contributions Permitted. Subject to paragraphs (b) and (c) below and all other conditions and limitations of the Plan, a Participant may elect, at any time, to make voluntary after-tax contributions under the Plan in an amount such that his or her Elective Deferral Contributions under Section 4.2 and his or her Voluntary Contributions (in multiples of one percent) do not in the aggregate exceed 60% of the Earnings paid to him or her. Unless the Participant otherwise specifies, any Elective Deferral Contributions under Section 4.2(a) and Voluntary Contributions under this paragraph will be deemed to be first treated as Elective Deferral Contributions up to the limits specified in this Plan, with any remaining election being a Voluntary Contribution under this paragraph. Any election under this paragraph will become effective as of the date specified by the Plan Administrator, generally no later than the second full pay period following the date the Plan Administrator receives a complete and accurate election, and will thereafter continue in effect until such election is changed or revoked in accordance with this Section 4.3.

(b)	Change, Discontinuance, and Resumption of Voluntary Contributions. At any time, a Participant may elect to change the rate of his or her Voluntary Contributions (but not retroactively) within the limits specified in paragraph (a), to discontinue making such contributions, or to resume making such contributions. Any election under this paragraph will become effective as of the date specified by the Plan Administrator, generally no later than the second full pay period following the date the Plan Administrator receives a complete and accurate election.

2002 PDAP	4-5	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(c)	Restriction in Event of Hardship Distribution. If, on or after September 17, 2001, a Participant receives a hardship distribution under Section 7.14(b)(ii)(B), then the Participant will be prohibited from making Voluntary Contributions for six (6) months after the receipt of the hardship distribution.

(d)	Time of Deposit. The amount of a Participant’s Voluntary Contribution will be deposited in the Participant’s Voluntary Contribution Account, in accordance with Section 5.3, as soon as administratively practicable, not more than five Business Days, following the date of the Participant’s regular paycheck in which such amounts would have been included but for the Participant’s election to contribute them.

4.4	Rollover Contributions. A Participant may elect to make a Rollover Contribution to the Plan.

4.5	Actual Deferral Percentage Limitations.

Prior to January 1, 2006, the following provisions of this Section 4.5 shall apply only in the event the Committee is unable to rely on the contributions made under Section 4.1 and the safe harbor provisions of Code Section 401(k)(12) to satisfy the non-discrimination requirements of Code Section 401(k)(3). Effective January 1, 2006, the following provisions of this Section 4.5 shall apply to the extent necessary to satisfy the nondiscrimination requirements set forth in Code Section 401(k) for any Plan Year in which the Plan ceases to meet the requirements of Code Section 401(k)(12) during the Plan Year by reason of an amendment to the Plan. Any amendment to the Plan that eliminates the safe harbor contributions for a Plan Year shall be made in accordance with Article 11 of the Plan and applicable law.

(a)	ADP Test. Effective for Plan Years beginning after December 31, 1996, the Plan must satisfy the requirements of Code Section 401(k)(3). The Plan will satisfy the requirements of Code Section 401(k)(3) for a Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code Section 410(b)(1) with respect to “eligible Participants” and one of the following tests:

(i)	The ADP for the Plan Year for “eligible Participants” who are Highly Compensated Employees for the Plan Year does not exceed the ADP for the Plan Year for “eligible Participants” who are Non-Highly Compensated Employees for the Plan Year, multiplied by 1.25; or

(ii)	The ADP for the Plan Year for “eligible Participants” who are Highly Compensated Employees for the Plan Year does not exceed the ADP for the Plan Year for “eligible Participants” who are Non-Highly Compensated Employees for the Plan Year, multiplied by 2.0, provided that the ADP for the Plan Year for “eligible Participants” who are Highly Compensated Employees for the Plan Year does not exceed the ADP for the Plan Year for “eligible Participants” who are Non-Highly Compensated Employees for the Plan Year by more than two percentage points.

2002 PDAP	4-6	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(b)	Special Rules; Definitions

(i)	For purposes of Section 4.5(a), an “eligible Participant” is any Participant who is eligible to make Elective Deferral Contributions for the Plan Year in question or would be eligible but for a suspension imposed under Section 7.14(b)(ii)(B)(3).

(ii)	The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral contributions for purposes of the ADP test) allocated to his or her or her Accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate will be determined as though such Elective Deferral contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, the Elective Deferral Contributions made under all such cash or deferred arrangements during the Plan Year shall be aggregated for purposes of the testing provisions of this Section 4.5.

(iii)	For the purpose of performing the ADP test, Elective Deferral Contributions, Qualified Non-Elective Contributions, and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

(iv)	The Committee will maintain records sufficient to demonstrate the satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both used in such test.

(v)	The determination and treatment of the ADP amounts of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi)	Excess Elective Deferrals that are distributed pursuant to Section 4.6 before April 15th of the taxable year succeeding the taxable year to which they relate shall be counted for purposes of the ADP test, provided that Excess Elective Deferrals distributed to Non-Highly Compensated Employees will not be counted in the ADP test.

2002 PDAP	4-7	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(c)	Determination of Excess Contributions to be Recharacterized or Distributed. Effective for Plan Years beginning after December 31, 1996, the amount of the Excess Contributions to be attributed to a Participant to be recharacterized under paragraph (d) or distributed pursuant to paragraph (e) will be determined by successively decreasing the amount of Elective Deferrals for Highly Compensated Employees who, for the Plan Year, had the largest dollar amount of Elective Deferrals made on their behalf to the next lower dollar amount, and continuing this procedure until an amount equal to the Excess Contributions has been removed from the Accounts of the Highly Compensated Employees.

(d)	Recharacterization. Prior to August 1, 2006, Excess Contributions attributed to a Participant for a Plan Year will automatically be recharacterized as an amount distributed to the Participant and then contributed by the Participant as a Voluntary Contribution to the Plan. Recharacterization is deemed to have occurred on the date on which the last of those Highly Compensated Employees with Excess Contributions to be recharacterized is notified in accordance with treasury regulations. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. (In no event may an amount recharacterized pursuant to this paragraph as a Voluntary Contribution be withdrawn pursuant to Section 7.14(a)). Amounts may not be recharacterized with respect to a Highly Compensated Employee to the extent that such amount in combination with other Voluntary Contributions made by that Participant would exceed any stated limit on Voluntary Contributions under the Plan. Recharacterization must occur no later than 2 1⁄2 months after the last day of the Plan Year in which such Excess Contributions arose. Recharacterized amounts will be taxable to the Participant for the Participant’s earliest tax year in which he or she deferred any of such recharacterized amounts into the Plan. Written notice of the recharacterized amounts will be sent to affected Participants.

Effective August 1, 2006, Excess Contributions, if any, attributed to a Participant for a Plan Year will automatically be recharacterized first as “catch-up” contributions pursuant to Section 4.2(g), if and to the extent the Participant is eligible to make catch-up contributions for the Plan Year; then remaining Excess Contributions, if any, will automatically be recharacterized as an amount distributed to the Participant and then contributed by the Participant as a Voluntary Contribution to the Plan. Amounts recharacterized as Voluntary Contributions will be taxable to the Participant for the Participant’s earliest tax year in which he or she deferred any of such recharacterized amounts into the Plan. Written notice of recharacterization as Voluntary Contributions will be sent to affected Participants. Recharacterization is deemed to have occurred on the date on which the last of those Highly Compensated Employees with Excess Contributions to be recharacterized is notified in accordance with treasury regulations. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. (In no event may an amount recharacterized pursuant to this paragraph as a Voluntary Contribution be withdrawn pursuant to Section 7.14(a)). Amounts may not be recharacterized with respect to a Highly Compensated Employee to the extent that such amount in combination with other Voluntary Contributions made by that Participant would exceed any stated limit on Voluntary Contributions under the Plan.

2002 PDAP	4-8	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Recharacterization must occur no later than 2 1⁄2 months after the last day of the Plan Year in which such Excess Contributions arose.

(e)	Distribution of Excess Contributions. In the event Excess Contributions cannot be recharacterized under (d) above, Excess Contributions, plus any income and minus any loss allocable thereto, attributed to a Participant under Paragraph (c) above will be distributed no later than the last day of the succeeding Plan Year to Participants who were Highly Compensated Employees for such Plan Year.

(f)	Determination of Income or Loss. Excess Contributions will be adjusted for any income or loss up to the date of the last day of the Plan Year preceding the date of distribution. The income or loss allocable to Excess Contributions is the sum of (A) income or loss allocable to the Participant’s Elective Deferral Account (and, if applicable, the Qualified Non-Elective Contribution account or the Qualified Matching Contribution account or both) for the Plan Year multiplied by a fraction, the numerator of which is (A) such Participant’s Excess Contributions for the year and the denominator of which is (B) the Participant’s beginning of the year account balance(s) attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year, plus contributions made during the year. Effective for Plan Years beginning on or after January 1, 2006, in the event that any Excess Contributions are distributed to any Highly Compensated Employee pursuant to Section 4.5(e), the income or loss allocable to such Excess Contributions for the ‘gap period’ between the end of the Plan Year and the date of the distribution shall also be distributed; provided that, effective for Plan Years beginning on or after January 1, 2008, the ‘gap period’ provisions of the preceding clause shall no longer apply.

(g)	Accounting for Excess Contributions. Except to the extent recharacterized in accordance with paragraph (d) above, Excess Contributions will be distributed from the Participant’s Elective Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions will be distributed from the Participant’s Qualified Non-Elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral Account and Qualified Matching Contribution Account.

4.6	Distribution of Excess Elective Deferrals and Income.

(a)	Determining Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before March 15 of the following year of the amount of the Excess Elective Deferrals to be assigned to this Plan.

2002 PDAP	4-9	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(b)	Determination of Income or Loss. Excess Elective Deferrals will be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral Account for the Participant’s taxable year, multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s account balance attributable to Elective Deferrals (including Elective Deferrals for that taxable year) without regard to any income or loss occurring during such taxable year.

(c)	Distribution. Prior to August 1, 2006, notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals under this Plan for such taxable year. In addition, if the applicable limitation for the taxable year is exceeded with respect to this Plan alone or this Plan and any other plan(s) of the Company, the Committee shall direct the Trustee to distribute such Excess Elective Deferrals (with allocable gains and losses) to the Participant as soon as administratively practicable after the Company notifies the Committee or the Committee otherwise discovers the error (but no later than April 15 following the close of the Participant’s taxable year). Excess Elective Deferrals distributed in accordance with paragraph (a) above shall not be treated as Annual Additions.

Effective August 1, 2006, notwithstanding any other provision of the Plan, any Excess Elective Deferrals that cannot be eliminated by characterization as “catch ups” pursuant to Sections 4.2(d) and 4.5(d), plus any income and minus any loss allocable to such Excess Elective Deferrals, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals under this Plan for such taxable year. In addition, if the applicable limitation for the taxable year is exceeded with respect to this Plan alone or this Plan and any other plan(s) of the Company, the Committee shall direct the Trustee to distribute such Excess Elective Deferrals (with allocable gains and losses) to the Participant as soon as administratively practicable after the Company notifies the Committee or the Committee otherwise discovers the error (but no later than April 15 following the close of the Participant’s taxable year). Excess Elective Deferrals distributed in accordance with paragraph (a) above shall not be treated as Annual Additions.

Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2008, any earnings allocable to Excess Elective Deferrals for the “gap period” between the end of the Plan Year and the date of the distribution shall not be distributed to the Participant and shall instead remain in the Participant’s Account.

2002 PDAP	4-10	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 5 - ACCOUNTING

5.1	Participants’ Accounts. The Accounts described below will be established and maintained under the Plan by the Committee in the name of each Participant, as applicable:

(a)	Regular Contribution Account. The Committee will maintain a “Regular Contribution Account” in the name of each Participant that will reflect:

(i)	the Company contribution made on his or her behalf pursuant to Section 4.1 (effective December 31, 2005, Section 4.1(a)) for each calendar month ending after the Effective Date;

(ii)	in the case of a Participant who was a Participant on the Effective Date, the value transferred to the Regular Contribution Account from the Prior Plan attributable to Company contributions made on behalf of the Participant to the Prior Plan; and

(iii)	in the case of a Participant who was a Participant on the Effective Date, the value transferred from the “regular contribution account” from the Prior Plan attributable to mandatory contributions made by the Participant to the Prior Plan.

(b)	C Plan Account. Effective December 31, 2005, the Committee will maintain a “C Plan Account” in the name of each Participant that will reflect the Company contributions made on his or her behalf pursuant to Section 4.1(d) or (e).

(c)	Elective Deferral Account. The Committee will maintain an “Elective Deferral Account” in the name of each Participant, as applicable, that will reflect the Elective Deferral Contributions deposited by the Company on his or her behalf pursuant to Section 4.2. There will also be credited to a sub-account within such Account any Qualified Matching Contributions.

(d)	Voluntary Contribution Account. The Committee will maintain a “Voluntary Contribution Account” in the name of each Participant, as applicable, that will reflect (i) the Participant’s Voluntary Contributions made for each calendar month ending after the Effective Date; and (ii) in the case of a Participant who was a Participant on the Effective Date, the value transferred to the Voluntary Contribution Account from the Prior Plan attributable to the Participant’s voluntary contributions made to the Prior Plan.

(e)	Rollover Contribution Account. The Committee will maintain a “Rollover Contribution Account” in the name of each Participant who makes a Rollover Contribution pursuant to Section 4.4 that will reflect the amount of the Participant’s Rollover Contribution. In addition, any trust-to-trust transfer accepted under Section 4.4 will be accounted for as a Rollover Contribution hereunder.

2002 PDAP	5-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(f)	QDRO Account. The Committee will maintain a “QDRO Account” in the name of each of a Participant’s alternate payee(s) on whose behalf such an account must be maintained pursuant to a qualified domestic relations order, as permitted under Section 7.9. A QDRO Account initially will reflect the amount transferred thereto from the Participant’s other Accounts, which will be deemed to come pro-rata from all of the Participant’s Accounts. The alternate payee in whose name a QDRO Account is established will be considered a Participant for all purposes of the Plan with respect to the assets in the QDRO Account, unless the Plan specifies otherwise or the context indicates otherwise.

Each Account maintained in the name of a Participant (or an alternate payee) will be valued in accordance with Section 5.2 and will be subdivided into sub-accounts to reflect the Participant’s (or alternate payee’s) interest, if any, in each of the respective Investment Funds described in Section 6 and to separately account for mandatory contributions and earnings thereon held under the Regular Contribution Account. The Committee may also maintain such other accounts in the names of Participants or otherwise as it may consider advisable. Unless the context indicates otherwise, reference to a Participant’s “Accounts” means all Accounts maintained under the Plan, in the Participant’s name, and reference to a Participant’s “Accounts” in a particular Investment Fund means all sub-accounts maintained in his or her name under that Investment Fund.

5.2	Valuation and Adjustment of Accounts. Accounts shall be valued at the close of each Business Day. The value of each Account shall equal the sum of the values of the shares held by the Account in each Investment Fund. The value of the shares in each Investment Fund is the Investment Fund’s price per share multiplied by the number of shares held. The Investment Fund’s price per share is the total net assets of the Investment Fund divided by the number of shares outstanding in such Investment Fund. The total net assets of an Investment Fund is the sum of the market value of portfolio holdings, cash, interest receivable, dividends receivable, receivable for securities sold, receivable for contributions, and receivable for transfers-in, less the payable for securities purchased, payable for benefit payments, payable for transfers-out, and payable for Trustee’s fee.

5.3	Crediting of Contribution.

(a)

Prior to December 31, 2005, Company contributions will be credited to a Participant’s Regular Contribution Account as of the last Business Day of the month for which such contributions are required to be made pursuant to Section 4.1. Effective December 31, 2005 but prior to August 1, 2006, Company contributions under Section 4.1(a) will be credited to a Participant’s Regular Contribution Account as of the last Business Day of the month for which such contributions are required to be made. Except as otherwise provided in Section 4.1(d), Company contributions under Section 4.1(d) shall be credited to a Participant’s C Plan Account not later than the last Business Day of the month for which such contribution is made. Company contributions made under Section 4.1(e) shall be credited to a Participant’s C Plan Account as soon as

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Conformed Copy (January 1, 2013)		January 1, 2002

administratively possible following receipt of the contribution by the Trustee. Effective August 1, 2006 Company contributions under Section 4.1(a) will be credited to a Participant’s Regular Contribution Account as of the last Business Day of the month for which such contributions are required to be made. Except as otherwise provided in Section 4.1(d), Company contributions under Section 4.1(d) shall be credited to a Participant’s C Plan Account not later than the last Business Day of the month for which such contribution is made. Company contributions made under Section 4.1(e) shall be credited to a Participant’s C Plan Account as soon as administratively possible following receipt of the contribution by the Trustee. Company Contributions of Notes Proceeds made under Section 4.1(f) shall be credited to a Participant’s C Plan Account as soon as administratively possible following receipt of the contribution by the Trustee. Effective July 1, 2010, Company contributions under Section 4.1(a) and Section 4.1(d) will be credited to a Participant’s Regular Contribution Account or C Plan Account, as applicable, as soon as administratively possible following receipt of the contributions by the Trustee, but in no event later than two Business Days following the date of the Participant’s paycheck with which such Company contributions are associated.

(b)	A Participant’s Elective Deferral Contributions will be credited to the Participant’s Elective Deferral Account as of the date of deposit, but not more than five Business Days following the date of the Participant’s regular paycheck in which such amounts would have been included but for the Participant’s election to defer them pursuant to Section 4.2.

(c)	A Participant’s Voluntary Contributions will be credited to a Participant’s Voluntary Contribution Account as of the date of deposit, but not more than five Business Days following the date of the Participant’s regular paycheck in which such amounts would have been included but for the Participant’s election to contribute them pursuant to Section 4.3.

(d)	A Rollover Contribution will be credited to a Participant’s Rollover Contribution Account as of the date such Rollover Contribution is received by the Trustee.

(e)	An amount will be credited to a QDRO Account as of the date such amount is transferred from the Participant’s Accounts.

5.4	Charging Payments and Distributions.

(a)	Except as provided in paragraph (b) of this Section 5.4, if a partial payment or distribution is made to or on behalf of a Participant or his or her Beneficiary, or to an Alternate Payee, it will be charged to the proper Accounts of the Participant or Beneficiary, or to the QDRO Account of the Alternative Payee, as applicable, and to the proper sub-accounts within each Account, in accordance with the procedures as the Plan Administrator may adopt from time to time. For purposes of this Section 5.4, any assets in the Participant’s Individual Brokerage Account Option must be liquidated and transferred to the core Investment Funds before they will be eligible for a partial payment or distribution under the Plan.

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(b)	A Participant may elect to make an in-kind transfer, of all of the assets in the Participant’s Individual Brokerage Account Option, to an “individual retirement account” (IRA) sponsored by the same organization acting as broker of the Plan’s Individual Brokerage Account Option. Such in-kind transfer will be made by charging the Participant’s sub-accounts in the amounts such sub-accounts were invested in the Individual Brokerage Account Option.

2002 PDAP	5-4	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 6 - INVESTMENT OF PARTICIPANTS’ ACCOUNTS

6.1	Investment Funds. The Fund will be divided into separate Investment Funds, and a Participant’s Accounts will be invested in one or more of the Investment Funds, in accordance with the Participant’s election as provided in Section 6.2. The Investment Funds shall be set forth on the Investment Funds List, which may be modified from time to time by the Investment Committee with the written consent of the Association and without amendment to the Plan.

6.2	Investment of Accounts. Each Participant will direct the investment of his or her Accounts pursuant to this Section and in accordance with the procedures in Section 6.3, which directions will be effective as of the date provided in Section 6.4; provided, however, that a Participant’s investment directions to transfer assets to the UAL Stock Fund will be governed by Sections 6.3 and 6.8.

(a)	Investment of Current Company Contributions, Current Elective Deferral Contributions, Current Voluntary Contributions, and Rollover Contributions.

Prior to December 31, 2005:

(i)	Each Participant with respect to whom the Company is making current Company contributions to his or her Regular Contribution Account, or who is making Elective Deferral Contributions to his or her Elective Deferral Account, or who is making current Voluntary Contributions to his or her Voluntary Contribution Account, or who is making a Rollover Contribution to his or her Rollover Account, may direct the investment of such current contribution(s) among the Investment Funds set forth in Section 6.1. Notwithstanding the foregoing, investment of current Company contributions, current Voluntary Contributions, and a current Rollover Contribution in the Individual Brokerage Account Option is prohibited.

(ii)	A Participant must direct the apportionment of current Company contributions, current Elective Deferral Contributions, current Voluntary Contributions, or a Rollover Contribution among the Investment Funds in increments of 1% of any such contribution. Directions with respect to apportionment of contributions may vary among the Participant’s Accounts under the Plan.

(iii)	The Account or Accounts of a Participant shall be invested in the default Investment Fund specified on the Investment Funds List unless and to the extent the Participant elects otherwise in accordance with the provisions of Section 6.

(iv)

On any Business Day, a Participant may direct a change in the manner in which current Company contributions to his or her Regular Contribution Account, current Elective Deferral Contributions to his or her Elective

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Conformed Copy (January 1, 2013)		January 1, 2002

Deferral Account, and current Voluntary Contributions to his or her Voluntary Contribution Account are apportioned among the Investment Funds. Apportionment of either the current Company contributions, current Elective Deferral Contributions, or current Voluntary Contributions must be in increments of 1% of such contributions.

Effective December 31, 2005:

(i)	Each Participant for whom the Company is making current Company contributions to his or her Regular Contribution Account, or current Company contributions in cash to his or her C Plan Account, or who is making Elective Deferral Contributions to his or her Elective Deferral Account, or who is making current Voluntary Contributions to his or her Voluntary Contribution Account, or who is making a Rollover Contribution to his or her Rollover Account, may direct the investment of such current contribution(s) among the Investment Funds set forth is Section 6.1. Notwithstanding the foregoing, investment of current Company contributions (including current cash contributions to the C Plan Account), current Voluntary Contributions and a current Rollover Contribution in the Individual Brokerage Account Option is prohibited.

(ii)	A Participant must direct the apportionment of current Company contributions to the Participant’s Regular Contribution Account, or current cash contributions to his or her C Plan Account, current Elective Deferral Contributions, current Voluntary Contributions, or a Rollover Contribution among the Investment Funds in increments of 1% of any such contribution. Directions with respect to apportionment of contributions may vary among the Participant’s Accounts under the Plan.

(iii)	The Account or Accounts of a Participant shall be invested in the default Investment Fund specified on the Investment Funds List unless and to the extent the Participant elects otherwise in accordance with the provisions of Section 6.

(iv)	On any Business Day, a Participant may direct a change in the manner in which current Company contributions to his or her Regular Contribution Account, current cash contributions to his or her C Plan Account, current Elective Deferral Contributions to his or her Elective Deferral Account, and current Voluntary Contributions to his or her Voluntary Contribution Account are apportioned among the Investment Funds. Apportionment of the current Company contributions to the Participant’s Regular Contribution Account, current cash contributions to his or her C Plan Account, current Elective Deferral Contributions, or current Voluntary Contributions must be in increments of 1% of such contributions.

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(v)	A contribution of UAL Stock to a Participant’s C Plan Account under Section 4.1(d) will be held as an investment in the Participant’s Individual Brokerage Account and on any Business Day the Participant may direct a change in the manner in which his or her Individual Brokerage Account is invested, subject to and in accordance with the rules and procedures applicable to such Individual Brokerage Account.

(b)	Transfer Among Investment Funds of Balances in Participants’ Accounts.

(i)	On any Business Day, a Participant may direct a change in the apportionment among the Investment Funds of the balances in any one or more of his or her Accounts. Such a change will necessitate the transfer of assets out of one or more Investment Fund(s) and into one or more different Investment Fund(s) .

(ii)	A Participant may direct such reapportionment or transfer in any share, dollar, or percentage increments with respect to any one Account. Directions with respect to the reapportionment of Account balances may vary among the Participant’s Accounts under the Plan. Notwithstanding the foregoing:

(A)	Prior to September 7, 2004, a transfer to the Individual Brokerage Account Option may be made only from a Participant’s Account invested in the Money Market Fund. Effective September 7, 2004, a transfer to the Individual Brokerage Account Option may be made from any one or more Investment Funds.

(B)	A transfer to the Individual Brokerage Account Option may be made only if, immediately after the transfer, at least $500 of the Participant’s Account remains invested in the following Investment Funds: Money Market Fund, Short Term Bond Fund, Diversified Bond Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund, International Equity Fund, UAL Stock Fund, S&P 500 Index Fund, 20%/80% Global Balanced Fund, 40%/60% Global Balanced Fund, 60%/40% Global Balanced Fund, 80%/20% Global Balanced Fund and 100% Global Equity Fund. In the event a Participant fails to maintain the required minimum $500 investment in such core Investment Funds, the Trustee will notify the Participant and request the Participant to take action to restore the minimum $500 investment. In the event the Participant fails to restore the minimum $500 investment thereafter, the Trustee will effect transfers from the Participant’s Individual Brokerage Account as required to restore the minimum $500 investment, pay the required administrative fee, and pay the associated transfer fees. The Trustee will effect such transfers in the order determined by the Investment Committee with the written consent of the Association.

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(C)	Prior to September 7, 2004, a transfer to the Individual Brokerage Account Option may be made from assets in any one or more of the Participant’s Regular Contribution Account, Voluntary Contribution Account and Rollover Account, and only after the transfer of all assets from the Regular Contribution Account, Voluntary Contribution Account and Rollover Account, a transfer to the Individual Brokerage Account may be made from assets in the Participant’s Elective Deferral Account. Effective September 7, 2004, a transfer to the Individual Brokerage Account Option shall be made pro rata from all of the Participant’s Accounts.

(iii)	A transaction fee shall be imposed with respect to each transaction to transfer assets out of an Investment Fund, whether such assets are to be transferred to another Investment Fund(s) or are to be distributed to or on behalf of a Participant or Beneficiary; provided, however, that no fee shall be imposed on transfers out of the Money Market Fund. Transaction fees imposed hereunder shall be due and paid to the Investment Fund from which the transfer of assets is made, and the amount of assets transferred out of any Investment Fund shall be reduced by the amount of the transaction fee imposed hereunder. An additional fee will be imposed on investments in, and may be imposed on transfers within, the Individual Brokerage Account Option. An additional administrative fee, initially set at $200, will be charged by and paid to the Trustee to effect transfers necessary to restore the minimum $500 investment pursuant to Section 6.2(b)(ii).

Prior to January 1, 2004, the Company and the Association shall mutually agree in writing upon the amount of any fees imposed hereunder and any modification(s) to such fees. The amount of any fees imposed hereunder, and modifications to such fees, shall be communicated to the Participants before the effective date of such imposition or modification.

Effective January 1, 2004, the Company and the Association shall mutually agree in writing upon the amount of any fees imposed hereunder, including any conditions or requirements affecting the amount of such fees, and any modification(s) to such fees, provided the amount of such fees and any conditions or requirements impacting the amount of such fees, and any modifications thereto, are communicated to participants before the effective date of such imposition or modification.

Effective September 7, 2004, maintenance fees for an Individual Brokerage Account maintained under Section 6.1(d) may be deducted from the Investment Funds (other than the Individual Brokerage Account) listed in Section 6.1 if so directed by the Participant in such form as may be specified from time to time by the Investment Committee.

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Conformed Copy (January 1, 2013)		January 1, 2002

(iv)	Effective January 1, 2004, with respect to the International Equity Fund only, a transaction fee shall be imposed with respect to each transaction to transfer assets into the International Equity Fund from any other Investment Fund (including the transfer of assets from the Money Market Fund). The transaction fee imposed hereunder shall be in addition to any transaction fees imposed under subparagraph (iii) above. Transaction fees imposed hereunder shall be due and paid to the International Equity Fund, and the amount of assets transferred into the International Equity Fund will be reduced by the amount of the transaction fee imposed hereunder. The Company and the Association shall mutually agree in writing upon the amount of any transaction fees and the trades on which such transaction fees shall be imposed and any modification(s) to such determinations, provided the amount of any transaction fees imposed hereunder and the trades on which such transaction fees shall be imposed, including any modifications thereto, are communicated to Participants before the effective date of such imposition or modification.

(v)	A Participant’s direction to transfer any of his or her Account assets to the Individual Brokerage Account Option will constitute his or her agreement to release all parties involved in providing the Individual Brokerage Account Option to the Participant from, and indemnify such parties for, any liability or costs they may incur as a result of that investment decision. Before a transfer of the Participant’s Account assets is first made to the Individual Brokerage Account Option, and from time to time thereafter as may be required by the Investment Committee, the Participant will execute an agreement and acknowledgment in such form as may be specified from time to time by the Investment Committee with the written consent of the Association, that evidences such release and indemnity and acknowledges that he, and not the parties involved in providing such Option, are responsible for such investment.

6.3	Procedures for Giving Investment Directions. A Participant’s investment directions shall be governed by the procedural rules in this Section.

(a)	A Participant’s investment directions shall be given to the “recordkeeper.” The “recordkeeper” is the corporation designated from time to time as such by the Trustee. Prior to September 7, 2004, to give directions by telephone, a Participant must identify himself or herself on the telephone using both his or her Personal Identification Number (“PIN”) and his or her Company File Number. Effective September 7, 2004, to give directions by telephone, a Participant must identify himself or herself on the telephone using both his or her personal identification number (‘PIN’) and his or her user identification (‘User ID’).

(b)	A Participant may cancel directions on the same day that such directions become effective under Section 6.4(a)(i), provided he or she gives directions for cancellation before the close of the applicable primary market or exchange that day.

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(c)	A Participant may, at his or her option, permit his or her Spouse to give investment directions in accordance with procedures made available by the recordkeeper. Any directions given by a Participant’s Spouse in accordance with this paragraph (c) shall be considered, for all purposes, to be directions given by the Participant.

(d)	Prior to September 7, 2004, a Participant may, at his or her option, permit any other person to give investment directions on the Participant’s behalf by using the Participant’s PIN. Neither the Company, the Investment Committee, the Trustee, an investment manager, the recordkeeper nor any other non-Participant fiduciary shall be responsible or liable for any investment directions given by any person or for any investment results therefrom, and the Participant shall indemnify such parties for any liability or costs that they may incur as a result of the Participant, or any other person using his or her PIN, giving any investment directions. Any investment directions given by a person other than the Participant, by using the Participant’s PIN, will be considered, for all purposes, to be directions given by the Participant. Any separate PINs issued prior to March 1, 1998, to a Spouse of a Participant pursuant to the provisions of paragraph (c) above may, unless the Participant otherwise directs, continue to be used by such Spouse, but no separate PINs shall be issued to a Spouse after that date.

Effective September 7, 2004, a Participant may, at his or her option, permit any other person to give investment directions on the Participant’s behalf by using the Participant’s PIN and User ID. Any investment directions given by a person other than the Participant, by using the Participant’s PIN and User ID, will be considered, for all purposes, to be directions given by the Participant. Neither the Company, the Investment Committee, the Trustee, an investment manager, the recordkeeper, nor any other non-Participant fiduciary shall be responsible or liable for any investment directions given by any person (or for any investment results therefrom), and the Participant shall indemnify such parties for any liability or costs that they incur as a result of the Participant, or any other person using his or her PIN and User ID, giving any investment directions.

6.4	Effective Date of Investment Directions; Confirmation of Transaction.

(a)

(i)	Subject to subparagraph (a)(ii) below:

(A)	A Participant’s investment directions given pursuant to Section 6.3 shall be effective as of the close of the applicable primary market or exchange on the day on which the directions are received by the recordkeeper, and will be executed based on prices at the close of that stock exchange that day, provided directions are received before the close of that primary market or exchange.

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(B)	A Participant’s investment directions received by the recordkeeper after the close of the applicable primary market or exchange will be executed based on prices at the close of that primary market or exchange on the following trading day.

(ii)	If the settlement rule set forth in Sections 6.7(b) and 6.7(c) is in effect, transaction(s) to withdraw from an Investment Fund shall be processed at the value per share in effect at the close of the applicable stock exchange on the trading day provided in subparagraph (a)(i) above, but the transaction(s) to reinvest the proceeds of the withdrawal into another Investment Fund(s) shall be effective as of the close of the applicable stock exchange on the trading day on which the proceeds are available from the settlement(s) of such withdrawal transaction(s), and shall be processed at the value per share in effect at the close of the applicable stock exchange on the trading day the withdrawal transactions(s) actually settle, or such earlier trading day as funds are available to settle all withdrawal transaction(s) then pending in that Investment Fund.

(b)	Prior to September 7, 2004, a written confirmation of the transaction will be sent to the Participant, at his or her home address, and if the Participant so elects, at one other address as on file with the recordkeeper, within three Business Days from the date the directions were given by the Participant. Effective September 7, 2004, a written confirmation of the transaction will be sent, within three Business Days from the date directions were given by the Participant, to the Participant at his or her home address or, if the Participant so elects, to another address on file with the recordkeeper.

(c)	If a dispute arises concerning investment directions given, claims must be made to the Investment Committee, in care of the Company’s Pension Department (WHQTE), within 30 days from the date the confirmation is received, or if no confirmation is received, within 30 days from the date the Participant receives the statement for the month in which the transaction occurred or should have occurred.

(d)	Notwithstanding the foregoing, investment directions given with respect to the Individual Brokerage Account Option will be subject to such separate or additional effective date, confirmation, and dispute resolution procedures as the Investment Committee, with the consent of the Association, may from time to time provide.

6.5

Investment of Accounts on Death of Participant. Upon notice to the Company of the death of a Participant or the death of a Surviving Spouse maintaining Accounts under the Plan and receipt of any supporting documentation as may be reasonably requested by the Company from time to time, the Company shall notify the Trustee, and shall direct that the balances in the deceased individual’s Accounts be transferred, in full, to a separate Account in the name of the individual’s Beneficiary. Unless the Beneficiary elects otherwise, such separate Account shall continue to be invested in accordance with the

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deceased individual’s investment election(s) under Section 6 in effect at the time of his or her death. The Beneficiary may thereafter elect to maintain his or her Account under the Plan subject to the applicable requirements under Section 7.16, to make a different investment election in accordance with Section 6, or to receive a distribution from his or her Account in accordance with the applicable provisions under Section 7.

6.6	Investment of QDRO Accounts. Upon establishment of a QDRO Account, the Investment Committee shall direct the Trustee to invest all assets of the QDRO Account in the default investment option specified pursuant to Section 6.2(a)(iii). Thereafter, assets of the QDRO Account will be invested, in accordance with Section 6, as directed by the alternate payee in whose name the QDRO Account has been established.

6.7	Satisfaction of Liquidity Needs of Investment Fund(s).

(a)	Borrowing from Money Market Fund. If the transactions requested by Participants with respect to any one of the Investment Funds result in a short term liquidity deficiency for that Investment Fund because of delays in settlement of securities transactions, the Trustee shall cause that Investment Fund to borrow the needed assets from the Money Market Fund. Upon settlement of the transactions, the borrowing Investment Fund shall repay the amount of assets borrowed, together with the interest that would have accrued on such assets had they remained in the Money Market Fund. Borrowing from the Money Market Fund shall be suspended, and following a suspension shall be resumed, at such time(s) as the Trustee determines is prudent.

(b)	Settlement Rule. If borrowing from the Money Market Fund pursuant to Section 6.7(a) is suspended, assets withdrawn from a Fund pursuant to a Participant’s transfer request shall not be reinvested in the Investment Fund(s) requested by the Participant until the settlement of the withdrawal actually occurs, or at such earlier date as the Trustee determines is prudent.

(c)	Significant Business or Market Distress. In the event of significant business or market distress affecting one or all of the Investment Funds, the Company, the Investment Committee, or the Trustee may, as any of them deems prudent, temporarily impose the Settlement Rule set forth in Section 6.7(b) above and/or temporarily suspend transfers by Participants between and among the Investment Funds.

(d)	Liability for Loss. To the extent not prohibited by ERISA, neither the Company, the Investment Committee, the Association, the Trustee, nor any other person shall be liable for any loss that may result from actions taken, or failures to act, pursuant to this Section 6.7.

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Conformed Copy (January 1, 2013)		January 1, 2002

6.8	Investment in UAL Stock.

Prior to December 31, 2005:

(a)	A Participant may direct investment in the UAL Stock Fund only by transferring a specified dollar amount from the Money Market Fund.

(b)	The Participant is responsible for assuring that adequate assets are available in his or her Money Market Fund investment. A Participant’s transfer of funds to the Money Market Fund will be governed by Sections 6.2, 6.3, and 6.4, including the imposition of a transfer fee.

(c)	If the dollar amount the Participant specifies to be invested in the UAL Stock Fund is less than the actual value of the Participant’s Money Market Fund investment, then the request will not be processed.

(d)	An investment in the UAL Stock Fund may be made only by transferring assets from the Participant’s Regular Contribution Account and Rollover Contribution Account that are invested in the Money Market Fund. Incoming contributions may not be allocated to the UAL Stock Fund.

(e)	Participants’ directions to transfer assets (from the Money Market Fund) into the UAL Stock Fund will be acted upon daily. There will be a five-day settlement period for all purchases into the UAL Stock Fund. Only after the settlement of a purchase may a Participant transfer out of the UAL Stock Fund.

(f)	A Participant’s directions to transfer assets out of the UAL Stock Fund may be given daily. Proceeds from the sales of a Participant’s interest in the UAL Stock Fund, less all transaction costs, will be transferred directly to the Money Market Fund, effective on, and at the value received in, the settlement of such sales (normally occurring five days after the sale). Such sales may occur over more than one day. Only after the settlement of a sale may a Participant transfer the proceeds of the sale from the Money Market Fund to another fund.

(g)	The recordkeeper will provide a written confirmation of the Participant’s directions to transfer into or out of the UAL Stock Fund in the same manner as provided in Section 6.4(b).

(h)	Purchases and holdings of UAL Stock under this Plan and under any other retirement or stock purchase plans sponsored by the Company or UAL Corporation for the accounts of all Pilots as a group in all of such plans may not, at any time after January 12, 1995, exceed 10% of all UAL Stock that is then issued and outstanding. If the aggregate of all Participant directions under this Plan for one month would cause this limit to be exceeded, each such Participant’s transfer from the Money Market Fund into the UAL Stock Fund will be reduced on a proportionate basis so as not to exceed the limit. The amount not available for transfer because of the limit will be transferred to the UAL Stock Fund in a later month when first permitted by the limit, unless the Participant directs otherwise. Effective as of September 26, 2002, in order to avoid exceeding the foregoing limit, the Company may adopt reasonable procedures to monitor and limit purchases of UAL Stock pursuant to Participant directions.

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(i)	The Company reserves the right to suspend transfers into the UAL Stock Fund at any time in its sole discretion. Effective as of September 26, 2002, in addition, the Independent Fiduciary may take such other action with respect to the UAL Stock Fund as permitted under Section 6.1(b)(vi).

Effective December 31, 2005, investments in UAL Stock may only be made through a Participant’s Individual Brokerage Account.

6.9	Limitations on Investments in UAL Stock.

Prior to December 31, 2005:

(a)	General Rule. Notwithstanding any other provision in this Plan to be contrary, the maximum amount of Company Common Stock or any other Class of Company Securities that may be acquired by this Plan will be limited as set forth below.

(b)	Definitions. Capitalized terms not otherwise defined by this Plan will have the following meanings:

(i)	“Company Common Stock” means UAL Stock, par value $0.01 per share.

(ii)	“Company Plans” means this Plan, any other current or future tax-qualified defined contribution plan maintained by the Company or UAL Corporation (excluding the ESOP and the Supplemental ESOP), and any stock purchase plan maintained by the Company or UAL Corporation, together with any trusts or other funding vehicles associated with such plans. A participant in the Company Plans means any person with any account balance in any Company Plan.

(iii)	“Effective Time” has the meaning given in the Recapitalization Agreement.

(iv)	“Employee Group” means each of the following groups of employees of the Company, UAL Corporation, or their subsidiaries, together with associated former employees, Beneficiaries, and alternate payees:

(A)	the ALPA Employee Group, which means employees represented by the Association;

(B)	the IAM Employee Group, which means employees represented by the International Association of Machinists and Aerospace Workers (“IAM”);

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(C)	the AFA Employee Group, which means employees represented by the Association of Flight Attendants (“AFA”); and

(D)	the Management and Salaried Employee Group, which means employees classified by the Company as Management Employees, Salaried Employees, or Meteorologist Employees and other employees who perform the functions performed by salaried and managerial employees of the Company and UAL Corporation (including any functions that such employees will perform in the future).

(v)	“ESOP” means the UAL Corporation Employee Stock Ownership Plan, as amended from time to time, together with its related trust(s).

(vi)	“ESOP Preferred Stocks” means the following stocks issued by UAL Corporation: the Class 1 ESOP Convertible Preferred Stock, the Class 2 ESOP Convertible Preferred Stock, the Class P ESOP Voting Junior Preferred Stock, the Class M ESOP Voting Junior Preferred Stock, and the Class S ESOP Voting Junior Preferred Stock.

(vii)	“Recapitalization Agreement” is defined in subparagraph 6.1(b)(vi)(E).

(viii)	“Restated Certificate” means the Restated Certificate of Incorporation of UAL Corporation.

(ix)	“Supplemental ESOP” means the UAL Corporation Supplemental ESOP and the related trust(s).

(c)	Limitations on Investment in Company Common Stock.

(i)	As of any day during the six-month period beginning on the Effective Time, Participants hereunder and any other members of the ALPA Employee Group may not acquire, in the aggregate, under this Plan and/or under any other Company Plans, more than 2% of the outstanding Company Common Stock held by persons other than the ESOP and the Supplemental ESOP (in addition to any Company Common Stock received by members of the ALPA Employee Group in the Reclassification, as defined in the Recapitalization Agreement). Purchases and sales of Company Common Stock will be netted at the end of each day to determine if the 2% limit is reached.

(ii)	During the six-month period beginning on the date after the period described in subparagraph (i) above and ending on the last day of the “Measuring Period,” as defined in Section 1.10(i) of the Recapitalization Agreement, Participants may not acquire any Company Common Stock under this Plan and/or under any other Company Plans.

2002 PDAP	6-11	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(iii)	At any time on or after the Effective Time, the participants in the Company Plans may not hold or acquire, in the aggregate, through this Plan and/or any other Company Plans, more than the lesser of (A) 30% of the shares of outstanding Company Common Stock held by persons other than the ESOP and the Supplemental ESOP, or (B) 20% of the aggregate number of shares of outstanding Company Common Stock, including the number of shares of Company Common Stock issuable upon conversion of the ESOP Preferred Stocks outstanding or issuable (including Available Unissued ESOP Shares, as defined in Article FIFTH, Section 1.5 of the Restated Certificate).

(iv)	Participants hereunder, together with any other members of the ALPA Employee Group, (A) may not hold or acquire, in the aggregate, through this Plan and/or any other Company Plans, more than 10% of the outstanding Company Common Stock at any time on or after the Effective Time, and (B) may not acquire, in the aggregate, through this Plan and/or any other Company Plans, more than 2% of the outstanding Company Common Stock during any monthly subscription period.

(d)	For the purposes of this Section 6.9, “acquire” means any net increase in the holding of the applicable securities, whether attributable to employee contributions, employer contributions, rollover contributions, investment transfers, or any other means.

(e)	The Company will monitor the limitations set forth in this Section 6.9, as well as the parallel limitations set forth in other Company Plans. The Company will permit acquisitions to occur in the chronological order in which they are made until such time as the acquisitions are limited by one of the foregoing rules.

Effective December 31, 2005:

(a)	General Rule. There is no limitation on the maximum amount of UAL Stock that may be acquired by this Plan.

(b)	Investment of Contributions of UAL Stock. UAL Stock that is allocated to a Participant’s Account under Section 4.1(e) will be invested in the Participant’s Individual Brokerage Account without regard to the limitations and requirements of Section 6.2(b)(ii).

6.10	Plan Covered by Section 404(c) of ERISA. The Plan is intended to qualify as a plan described in Section 404(c) of ERISA and in regulations of the Department of Labor issued pursuant thereto. As such, Plan fiduciaries may be relieved of liability as a result of losses directly and necessarily resulting from Participants’ investment directions given pursuant to the Plan.

2002 PDAP	6-12	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 7 - DISTRIBUTION OF ACCOUNT BALANCES

7.1	Vesting. Each Participant will be fully and immediately vested in all Participant Accounts standing to his name.

7.2	Termination of Employment.

(a)	Upon a Participant’s Termination of Employment, other than on account of death, he or she may elect either of the following:

(i)	Immediate distribution of his or her Accounts, in accordance with Sections 7.3 and 7.4; or

(ii)	Deferred distribution of his or her Accounts. A Participant who elects to defer distribution may defer the distribution indefinitely. At any time (and from time to time) thereafter, he or she may elect, in accordance with Sections 7.3 and 7.4, to commence receipt of his or her benefits in a form described at Section 7.3. A Participant who defers distribution of his or her Accounts will continue to have the right to direct the investment of his or her Accounts in accordance with Section 6. Notwithstanding the foregoing, a Participant who elects to defer the distribution of his or her Accounts will receive not less than the minimum required distributions under Section 7.3(c), commencing not later than April 1 following the later of the calendar year in which he or she attains age 70 1⁄2, or the calendar year in which he or she has a Termination of Employment.

(b)	If a Participant dies before the payment of his or her benefits has begun, his or her Accounts shall be paid pursuant to Section 7.6 if the Participant was single, or pursuant to Section 7.5 if he or she was married. If a Participant dies before the payment of his or her benefits has begun, his or her benefits must be distributed to his or her Beneficiary over a period not exceeding the greatest of: (i) five years from the death of the Participant; (ii) in the case of payments to a designated Beneficiary other than the Participant’s Spouse, the life or life expectancy of such Beneficiary, provided payments begin within one year of the Participant’s death; or (iii) in the case of payments to the Participant’s Spouse the life or life expectancy of such Spouse, provided payments begin by the date the Participant would have attained age 70 1⁄2, or if he or she dies while employed with the Company or an Affiliate after that date, beginning on the date of his or her death. The life expectancy of a Participant, his or her Spouse, or his or her designated Beneficiary shall be determined in accordance with actuarial tables adopted by the Committee for this purpose. The life expectancy of a Participant and his or her Spouse shall be redetermined periodically by the Committee, but not more frequently than annually.

(c)	If a Participant dies after payment of his or her benefits has begun, the remaining portion of such benefits must be distributed over a period not exceeding the period over which payments were being made to the Participant.

2002 PDAP	7-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

7.3	Forms of Distribution.

(a)	Subject to the conditions and the limitations set forth in Section 7.4 and in Section 7.8, a Participant whose Accounts are to be distributed pursuant to Section 7.2(a) may direct the Plan to make distribution in any one of the following forms:

(i)	Lump sum. As elected by the Participant, the lump sum may be paid, either by check to be sent to the address designated by the Participant, or by wire transfer to the trustee, custodian, or other financial institution (including an IRA trustee or custodian) designated by the Participant.

(ii)	Immediate Annuity. In accordance with procedures established by the Plan Administrator from time to time, a Participant may elect to purchase an immediate annuity contract from an insurance company. Effective for Plan Years beginning on or after January 1, 2009, to the extent required under Code Section 417(a)(1)(A) and in accordance with rules established by the Plan Administrator, a Participant shall be permitted to elect a “qualified optional survivor annuity” (as defined in Code Section 417(g)) that provides a reduced monthly annuity benefit for the Participant’s life with a survivor annuity for the life of the Participant’s Spouse that is 75% of the monthly annuity benefit payable during the joint lives of the Participant and the Spouse.

(iii)	Periodic Distributions. Under this option, a Participant may elect to establish a schedule of substantially equal periodic distributions. The schedule must designate (A) the amount of the distributions and (B) whether the distributions will be made monthly, quarterly, semiannually, or annually. Any election for periodic distributions must be made in accordance with the procedures as the Plan Administrator may adopt from time to time. Each periodic distribution will be made pro rata from all Investment Funds except for the Individual Brokerage Account Option (which is excluded from periodic payment calculations and processing). A Participant’s request to initiate, change, or stop periodic distributions will be made in the manner required by the recordkeeper and is subject to the requirement of Section 7.4.

(iv)	Partial Distributions. A Participant may elect to receive a distribution of a portion of his or her Account balance in a single sum. He or she must designate the amount of the distribution to be made which, prior to January 1, 2004, may be no less than $3,000. All partial distributions will be paid out in the following order:

(A)	Pre-1987 Participant Voluntary Contributions.

(B)	Pre-1987 mandatory after-tax contributions in the Regular Contribution Account.

2002 PDAP	7-2	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(C)	Post-1986 Participant Voluntary Contributions and earnings on pre- and post 1987 Voluntary Contributions.

(D)	Elective Deferral Contributions and earnings.

(E)	Rollover Contributions and earnings.

(F)	Effective December 31, 2005, contributions to the C Plan Account and earnings, except for the UAL Stock Fund.

(G)	Company contributions and earnings, except for the UAL Stock Fund.

(H)	Company contributions and earnings from the UAL Stock Fund.

A Participant who elects a partial distribution described at clause (iv) may thereafter elect additional partial distributions of his or her Account balance or may elect that the balance of his or her Accounts be paid in a form described at clause (i), (ii) or (iii). In the case of a Participant who elects a periodic distribution (described in clause (iii)), the periodic distribution amount shall be increased to the extent, and at such times, necessary to satisfy the minimum distribution rules of Code Section 401(a)(9). An election to receive benefits in a form described at clause (i), (ii) or (iii) shall apply to the entire balance in the Participant’s Accounts at the time of the election, provided, however, that a Participant who elects a form of distribution described at clause (iii), above, may, subject to the Spousal consent requirements of Section 7.4 elect to cease receiving periodic distributions and receive another distribution method in accordance with the foregoing.

A Participant’s election of one or more of the forms of distribution under paragraph (a) must be made in the form required by the Committee and at such time before the date payment is to be made or commenced as the Committee may determine. Each such election of a form of payment shall contain such information as the Committee may require to determine the amount of the Participant’s elected form of monthly benefit.

(b)	If the Participant has not filed an election with the Committee, then his or her benefits shall be paid to him or her in the form of a Qualified Joint and Survivor Annuity.

(c)	With respect to distributions made on or after December 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary, until the effective date of final regulations or such other date specified in guidance published by the IRS.

2002 PDAP	7-3	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(d)	Effective January 1, 2003, notwithstanding the foregoing, with respect to distributions made on or after January 1, 2003 the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with Section 7.16.

(e)	Notwithstanding any provision of the Plan to the contrary, if a Participant, Surviving Spouse, Beneficiary, alternate payee, or any other person becomes entitled under this Section 7 to receive all or any portion of the Participant’s Accounts and such amount does not exceed $1,000, the entire amount shall be distributed in a single lump sum payment as soon as administratively feasible, in accordance with the procedures as the Plan Administrator may adopt from time to time.

7.4	Requirements for Annuity Forms of Payment.

(a)	If a Participant is eligible to receive a distribution under Section 7.2 then, in lieu of any other form and amount of benefit payment provided by the applicable Section, his or her benefit will be paid in the form of a Qualified Joint and Survivor Annuity unless before such date the Participant elects in writing not to have his or her benefits paid by such method and his or her Spouse consents to such election in the manner described below.

(b)

Any election permitted under this Section shall be made in writing and in such form as may be required by the Committee. The Committee shall furnish each married Participant at least 30, and not more than 90, days before a Participant’s Annuity Starting Date with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity form of payment; the Participant’s right to make, and the effect of, an election not to have his or her benefits paid in such form; the requirement of spousal consent to such an election; the Participant’s right to make, and the effect of, a revocation of such election; and a general description of the material features and the relative values of the optional forms of benefit available under the Plan. Any such election or revocation thereof must be in writing on a form provided by the Committee and signed by the Participant. The election may be made and revoked by the Participant at any time during the 90-day period ending on his or her Annuity Starting Date. An election not to have his or her benefits paid in the form of a Qualified Joint and Survivor Annuity will be effective only if the Participant’s Spouse consents to the election in writing, such election designates a Beneficiary (or a form of benefits) that may not be changed without the Spouse’s consent (or the consent of the Spouse expressly permits designations of Beneficiaries or forms or payment by the Participant without any requirement of further consent by the Spouse), the Spouse’s consent acknowledges the effect of the Participant’s election, and such consent is witnessed by a notary public. Distribution must start no earlier than 30 days after the notice described above is given, except that distribution may start less than 30 days but at least 7 days after the notice described above is given if the Committee clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a

2002 PDAP	7-4	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

particular optional form of distribution and the Participant, after receiving the notice, affirmatively elects a distribution. Notwithstanding the foregoing provisions of this Section 7.4(b), a Participant shall not be permitted to purchase an annuity if the net credit balances in the Participant’s Accounts are $5,000 or less.

(c)	If a Participant elects a distribution in the periodic form described at Section 7.3(a)(iii) above, his or her Annuity Starting Date shall be the first day of the first period for which a periodic distribution is made. If his or her Spouse consents to the payment of his or her benefit in such periodic form in accordance with Section 7.4(b), above, no spousal consent to subsequent periodic distributions in the form and amount elected is required. Notwithstanding the foregoing, a Participant may request that his or her entire Account balance be paid in a series of irregular partial distributions of his or her benefit (described in Section 7.3(a)(iv)) and waive the Qualified Joint and Survivor Annuity form of payment with respect to his or her entire Account balance, provided that the Participant executes a written waiver that provides that the Participant waives the Qualified Joint and Survivor Annuity form for the initial and all future distributions and that the Participant’s Spouse consents to such waiver of the Qualified Joint and Survivor Annuity for the first and all later irregular partial distributions. Thereafter, no spousal consent will be required with respect to later partial distributions.

7.5	Qualified Pre-Retirement Survivor Annuity Requirement. Notwithstanding anything contained in the Plan to the contrary, the following provisions of this Section 7.5 shall apply in the case of the death of a married Participant prior to the commencement of his or her benefit payments:

(a)	Qualified Pre-Retirement Survivor Annuity Benefit. If a married Participant dies after August 22, 1984 and before commencement of the distribution of the balances in his or her Accounts under the Plan, 50% of the balances in his or her Accounts will be distributed to his or her Surviving Spouse in the form of a Qualified Pre-Retirement Survivor Annuity unless the Surviving Spouse has either waived the right to such annuity under paragraph (c) below, is paid a lump sum pursuant to paragraph (d) below, or has elected an alternate form of distribution pursuant to paragraph (e) below. The remaining 50% of the balances in the Participant’s Accounts at his or her death that is not used to provide the Qualified Pre-Retirement Survivor Annuity under this paragraph shall be distributed to the Participant’s designated Beneficiary under Section 7.6.

(b)

Waiver of Spouse’s Benefits. By writing filed with the Committee, a Participant may elect to waive the Qualified Pre-Retirement Survivor Annuity at any time during the period beginning on the latest of the earlier of the first day of the Plan Year in which the Participant attains age 35 years or the date the Participant’s employment is terminated, and the Participant’s date of hire, and ending on the earlier of the date benefit payments to the Participant commence and the date of the Participant’s death. An election under this paragraph shall not be effective

2002 PDAP	7-5	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

unless the Participant’s Spouse consents to the election in writing, such election designates a Beneficiary (or a form of benefits) that may not be changed without the Spouse’s consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse), the Spouse’s consent acknowledges the effect of the Participants election, and such consent is witnessed by a notary public. The Committee shall provide each Participant during the Participant’s “notice period” (as defined below) with a written explanation of the terms and conditions of the Qualified Pre-Retirement Survivor Annuity, the Participant’s right to make, and the effect of, an election to waive the Qualified Pre-Retirement Survivor Annuity, the requirement of spousal consent to such a waiver and the Participant’s right to make, and the effect of, a revocation of such a waiver. A Participant’s “notice period” shall mean one of the following periods as applies in his or her case:

(i)	The period beginning on the first day of the Plan Year in which the Participant attains age 32 years and ending with the close of the Plan Year in which the Participant attains age 35 years.

(ii)	If the Participant is hired after he or she has attained age 32 years, the three year period beginning on the first day of the first Plan Year for which he or she is a Participant.

(iii)	If the Participant terminates employment prior to attaining age 32 years, the one-year period beginning on the date his or her employment terminates.

(iv)	If the Participant had attained age 34 years by August 23, 1984, the period beginning on such date and ending on December 31, 1985.

(c)	Payment. Payment of the Surviving Spouse’s benefits under this Section 7.5 shall commence as of the first day of the month coincident with or next following the date of the Participant’s death and shall end with the month in which the Participant’s Spouse dies provided, that the Surviving Spouse may elect to commence payment of the Qualified Pre-Retirement survivor Annuity, as of any month thereafter, but no later than the month in which the Participant would have attained age 62.

(d)	No Annuity for Small Amounts. Notwithstanding the foregoing provisions of this Section 7.5, no annuity will be purchased if, on the date benefit payments to a deceased Participant’s Surviving Spouse are to begin under this Section 7.5, the Participant’s Account balances that would otherwise be used for the purchase of the Qualified Pre-Retirement Survivor Annuity do not exceed $5,000.

(e)	Surviving Spouse’s Election of Optional Form. A Surviving Spouse may elect, in lieu of the Qualified Pre-Retirement Survivor Annuity, to receive the value of such Qualified Pre-Retirement Survivor Annuity in either of the following:

2002 PDAP	7-6	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(i)	Immediate distribution of his or her Accounts, in a form described in Section 7.3.

(ii)	Deferred distribution of his or her Accounts. A Surviving Spouse who defers distribution may defer distribution indefinitely, subject to paragraphs (b) and (c) of Section 7.2. At any time (and from time to time) thereafter, he or she may elect to commence receipt of his or her benefits in a form described in Section 7.3.

If a Surviving Spouse elects (i) or (ii) above, the Accounts will be maintained in the Surviving Spouse’s name and the Surviving Spouse must direct investment of the Accounts in accordance with Section 6.

7.6	Payments to Beneficiary.

(a)	The balances in a Participant’s Accounts that are not distributed under the provisions of Sections 7.2, 7.4, or 7.5 shall be distributed to the Participant’s Beneficiary.

(b)	Each Participant or Beneficiary maintaining Accounts under the Plan, from time to time, by signing a form approved by the Committee, may designate a Beneficiary, or change his or her designation, to whom his or her Accounts are to be paid if he or she dies before he or she receives all of his or her Accounts. A Beneficiary designation form will be effective only when the form is filed with the Committee while the Participant (or, as applicable, the Beneficiary) is alive and will cancel all Beneficiary forms previously filed with the Committee.

(c)	Upon the dissolution of marriage (no matter when occurring) of a Participant who dies after July 11, 1994, any designation of the Participant’s former Spouse as a Beneficiary will be treated as though the Participant’s former Spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with paragraph (b) and that clearly names such former Spouse as a Beneficiary, or (ii) a court order presented to the Committee before distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former Spouse as his or her Beneficiary, or that such former Spouse be treated as a Surviving Spouse.

(d)	If the Participant is not survived by his or her designated Beneficiary, if his or her designated Beneficiary disclaims benefits under the Plan, or if he or she fails to designate a Beneficiary, the Participant’s Beneficiary shall be:

(i)	The Participant’s Surviving Spouse.

(ii)	If subparagraph (i) does not apply, the Participant’s surviving child or children, by blood or adoption. If the Participant’s Beneficiary is two or more of his or her children determined in accordance with this subparagraph (ii), the amount shall be divided into equal shares among such children, and each child shall be entitled to receive payment in any form that the Participant would have been able to elect under Section 7.3.

(iii)	If subparagraphs (i) and (ii) do not apply, the Participant’s estate.

2002 PDAP	7-7	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(e)	A Beneficiary maintaining Accounts under the Plan may designate another Beneficiary to receive the balance of the Beneficiary’s Accounts upon such Beneficiary’s death, in which case, the Accounts will be paid to the designated Beneficiary of such Beneficiary in the form of an immediate lump sum. Upon the death of a Beneficiary (other than the Participant’s Beneficiary in whose name Accounts are maintained under the Plan), any amounts remaining in such Accounts shall be paid to the Participant’s next succeeding Beneficiary determined in accordance with paragraphs (b) through (d) above.

(f)	The Participant’s Beneficiary will be entitled to receive payment of the Participant’s Account balance in any form permitted under Section 7.3(a), subject to the requirements of Section 7.2(b) and (c). If the Beneficiary does not elect an immediate distribution in a lump sum, the Accounts will be maintained in the Beneficiary’s name and the Beneficiary must direct investment of the Accounts in accordance with Section 6.

(g)	A Beneficiary who is the Participant’s Surviving Spouse may elect either of the following:

(i)	Immediate distribution of his or her Accounts, in a form described in Section 7.3.

(ii)	Deferred distribution of his or her Accounts. A Surviving Spouse who defers distribution may defer distribution indefinitely, subject to paragraphs (b) and (c) of Section 7.2. At any time (and from time to time) thereafter, he or she may elect to commence receipt of his or her benefits in a form described in Section 7.3.

If a surviving Spouse elects (i) or (ii) above, the Accounts will be maintained in the Surviving Spouse’s name and the Surviving Spouse must direct investment of the Accounts in accordance with Section 6.

7.7	Missing Participants or Beneficiaries. In the event the Committee, after reasonable, good faith effort, is unable to locate a Participant or Beneficiary who is required to receive a payment and the Participant or Beneficiary fails to claim his or her benefits or make his or her whereabouts known to the Committee within six years after such efforts to locate the Participant or Beneficiary, the Account will be forfeited and the forfeited amount will be applied toward the amount of future Company contributions under Section 4.1. The forfeited amount will be restored to the Accounts from which the amount was forfeited, unadjusted for interest or any change in value occurring after the forfeiture, upon the Participant’s or Beneficiary’s claim for the benefit. The Company will contribute the amount required to restore the Accounts.

2002 PDAP	7-8	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

7.8	Payments to Minors and Other Persons Under Legal Disability. Notwithstanding any other provisions of the Plan, if, in the Committee’s opinion, any payee of a Plan benefit is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct payment to a relative or friend of such person for his or her benefit until valid claim for payment is made by a guardian, conservator or other person legally charged with the care of his or her person or of his or her estate. Thereafter, any Plan benefit to which such payee is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his or her person or of his or her estate.

7.9	Benefits May Not Be Assigned or Alienated. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as may be required by federal or state tax withholding provisions or pursuant to a qualified domestic relations order as defined in Code Section 414(p) and Section 206(d)(3) of ERISA.

7.10	Commencement of Distributions. Except as provided otherwise in the Plan, distribution of a Participant’s Accounts shall be made (or installment payments shall commence) as soon as practicable after the Participant becomes eligible for and requests a distribution in accordance with the procedures as the Plan Administrator may adopt from time to time.

Prior to September 7, 2004, the amount of the distribution shall be based on the values of the Participant’s Accounts as of the close of business on the last Business Day immediately preceding (i) the date of actual distribution, with respect to lump sums, or (ii) the date of transfer to an insurance company, with respect to annuities. Effective September 7, 2004, for properly completed requests for distribution received and approved before the 3:00 p.m. CST market cutoff on any Business Day, the amount of the distribution (or transfer to insurance company with respect to annuities) shall be based on the values of the Participant’s Accounts as of the close of business on such Business Day, otherwise the amount of the distribution or transfer shall be based on the values of the Participant’s Accounts as of the close of business on the Business Day immediately following receipt and approval of the request for distribution.

Notwithstanding the foregoing, distribution of the balances in a Participant’s Accounts will be made (or installment payments will commence) by April 1 of the calendar year next following the calendar year in which the Participant attains age 70 1⁄2, or if later, his or her termination of employment with the Company and its Affiliates. Notwithstanding the foregoing or any other provision of Sections 7.14 or 7.15, or Section 7, if the total nonforfeitable balances in the Participant’s Accounts is greater than $5,000, to the extent required by law, no distribution or withdrawal of such balances will be made before the earlier of the date of the Participant’s death or the date the Participant attains age 62 years, unless the Participant and his or her Spouse, if any, and if required by Section 7.4, otherwise consent.

2002 PDAP	7-9	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

7.11	Distribution of QDRO Account.

(a)	Distribution of a QDRO Account shall be made pursuant to the qualified domestic relations order (QDRO) referred to in Section 5.1(e), provided that such order does not conflict with the terms of the Plan. Unless otherwise provided by the QDRO, the alternate payee may request that the QDRO Account be distributed (or that distributions from the QDRO Account begin) on any date during the period beginning with the date the QDRO Account is established and ending on April 1 of the year following the calendar year in which the Participant (from whose Account assets were transferred to establish the QDRO Account) attains or would have attained at 70 1⁄2. The alternate payee may elect in writing any form of distribution permitted under Section 7.3; provided, however, that an alternate payee is not subject to the requirements of Section 7 regarding payment in the form of a Qualified Joint and Survivor Annuity or Qualified pre-Retirement Survivor Annuity. Notwithstanding the foregoing and subject to Section 7.12, if an alternate payee’s QDRO Account does not exceed $5,000, the Plan Administrator shall direct the Trustee to distribute such account to the alternate payee in one lump sum.

(b)	Upon the alternate payee’s death, any amounts remaining in the QDRO Account will be distributed to the alternate payee’s Beneficiary (designated by the alternate payee in accordance with Section 7.6(c) and (d)) in a lump sum, or in a combination of a lump sum and an annuity; provided that if the alternate payee’s Beneficiary is his or her estate determined in accordance with Section 7.6(d)(iii), the QDRO Account will be paid only in a lump sum. An alternate payee’s Beneficiary may not elect any other form of distribution and may not maintain an account balance under the Plan beyond the period of administration needed to effect such distribution(s) and/or annuity purchase(s).

7.12	Direct Rollover.

(a)	Right of Election of Direct Rollover. To the extent required by Code Section 401(a)(31), the Participant (or a Surviving Spouse or other Beneficiary who is a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E)) will have the right to elect to have any distribution that constitutes an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by such Participant (or Beneficiary). Any such direct rollover shall be subject to such rules and procedures as the Plan Administrator, with the written consent of the Association, may adopt from time to time, including rules relating to whether such direct rollover may be made in-kind and rules relating to the investment funds from which such direct rollover may be made. Notwithstanding the foregoing, with respect to any distribution made to a Beneficiary who is a “designated beneficiary” (as defined by Code Section 401(a)(9)(E)) and who is not the Participant’s Surviving Spouse, such Beneficiary may elect a direct trustee-to-trustee transfer of the eligible portion of such distribution in accordance with Code Section 402(c)(11)

2002 PDAP	7-10	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(b)	Eligible Rollover Distribution. An eligible rollover distribution is a distribution that constitutes an “eligible rollover distribution” under Code Section 401(a)(31)(D). No amount that is distributed on account of hardship will be an eligible rollover distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution will not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not includible.

(c)	Eligible Retirement Plan. An eligible retirement plan is a plan that constitutes an “eligible retirement plan” under Code Section 401(a)(31)(E). Without limiting the generality of the foregoing, the term “eligible retirement plan” includes an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to account separately for amounts transferred into such plan from this Plan. The term “eligible retirement plan” also includes a Roth individual retirement plan described in Code Section 408A. In the case of distributions to Beneficiaries other than a Surviving Spouse, the term “eligible retirement plan” means an individual retirement account or annuity described in Code Section 408(a) or 408(b) (other than an endowment contract).

(d)	Alternate Payees. The provisions of this Section shall apply to a spouse or former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(e)	Installment Distributions. The distribution period for an installment distribution under Section 7.3(a)(iii), for purposes of determining whether such distributions constitute an eligible rollover distribution, will be determined by assuming earnings equal to 120% of the applicable Federal mid-term rate under Code Section 1274(d).

2002 PDAP	7-11	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(f)	Default of Direct Rollover Election. If a Participant (or Surviving Spouse or other Beneficiary) fails to make an election pursuant to this Section, he or she will be deemed not to have made such election.

7.13	Delay in Payments. Should payment of any benefit be postponed to an extent which the Pension Board deems to be substantial, by reason of a court order or by reason of a dispute as to entitlement, the assets providing such benefit shall be maintained in the Accounts (or held in some other form if pursuant to court order) pending final resolution, and the benefit payments shall reflect the gains or losses of such interim experience or investment.

7.14	Distribution of Elective Deferrals on Account of Financial Hardship.

(a)	Hardship Distributions. Distribution of Elective Deferrals (but not earnings thereon) may be made to a Participant in the event of financial hardship. For this purpose, financial hardship is defined as an immediate and heavy financial need of the Participant where such distribution is necessary to meet such need because the Participant lacks other available resources. Except as otherwise provided in paragraph (b), an “immediate” need is one arising within three months after the hardship application is filed. A “heavy” need is judged on the magnitude of the need compared to the Participant’s ability to meet the need. To qualify for a hardship distribution, a Participant must (i) file a written application therefor in a form acceptable to the Plan Administrator and receive approval for such a distribution, (ii) have received all distributions (other than the requested hardship distribution) and all non-taxable loans currently available under all plans, including this Plan, maintained by the Company and (iii) satisfy the additional requirements of this Section 7.14 as set forth below. A hardship distribution is subject to the requirements of Sections 7.4 and 7.5, provided, however, that no financial hardship distribution shall be made unless the Participant and his or her Spouse, if any, consent (in accordance with those subsections) to such distribution in the form of a single sum payment; provided that, any Elective Deferrals invested in the Participant’s Individual Brokerage Account shall not be eligible for distribution pursuant to this Section 7.14.

(b)	Special Rules.

(i)	The following are automatically considered immediate and heavy financial needs:

(A)	deductible medical expenses (within the meaning of Code Section 213(d)) of the Participant or the Participant’s Spouse, children, or dependents (as defined in Code Section 152);

(B)	the purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)	payment of tuition (plus related educational fees, and room and board expenses) for the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in Code Section 152); or

2002 PDAP	7-12	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(D)	the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.

(ii)	A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if the distribution does not exceed the immediate and heavy need (including taxes and penalties imposed on the distribution amount) and if (A) or (B) is true:

(A)	The Participant submits a signed statement in a form acceptable to the Committee representing that the need cannot be satisfied in any of the following ways:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	liquidation of the Participant’s assets (including those of his or her Spouse and minor children or, if applicable, his or her “domestic partner” as determined under the Employer’s employment policies and regulations), to the extent the liquidation would not in itself cause an immediate and heavy financial need;

(3)	by discontinuing Elective Deferral Contributions to the Plan; or

(4)	by other distributions or loans to the Participant or his or her Spouse (or, if applicable, his or her “domestic partner” as determined under the Employer’s employment policies and regulations) from other Company plans or plans of any other past or present employer, or by borrowing through a commercial loan on reasonable terms (such as an Alliant Credit Union loan).

(B)	All of the following conditions are met:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.

(2)	The Participant has received all distributions (other than the requested hardship distribution) and all non-taxable loans currently available under all plans maintained by the Company.

2002 PDAP	7-13	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(3)	The Participant, once the hardship distribution is approved, will be prohibited from making pre-tax or after-tax contributions to all qualified and non-qualified deferred compensation plans (including deferred bonus, stock option, and employee stock purchase plans, but not including welfare plans such as medical or life insurance) for at least 6 months.

7.15	In-Service Withdrawal. The following withdrawals may be made while a Participant remains in active service:

(a)	Withdrawal of Voluntary Contribution Account. A Participant, while continuing in the employ of the Company or an Affiliate, may elect, subject to Sections 7.4 and 7.5, to withdraw all or any part of the balance in his or her Voluntary Contribution Account (if any) determined as of the effective date of the withdrawal (prior to January 1, 2004, if a withdrawal is made in accordance with this Section, any election to make Voluntary Contributions under Section 4.3 will be automatically revoked; provided, however, that no automatic revocation will occur if the Participant so requests in a writing filed with the Committee). A Participant’s withdrawal from his or her Voluntary Contribution Account (i) first will be deemed made from the Participant’s Voluntary Contributions made to the Plan before January 1, 1987, and (ii) after such pre-January 1, 1987 contributions have been withdrawn in full, will be deemed made pro rata both from (A) all earnings on Voluntary Contributions (both pre- and post-1987) and (B) the Participant’s Voluntary Contributions made to the Plan after December 31, 1986.

(b)	Age 59 1⁄2 Withdrawals. Prior to September 7, 2004, a Participant who has attained age 59 1⁄2, while continuing in the employ of the Company or an Affiliate, may elect, subject to Sections 7.4 and 7.5, to withdraw all or any part of the balance in his or her Elective Deferral Account (if any) or all or any part of his or her Rollover Contribution Account (if any), in either case determined as of the effective date of the withdrawal. Effective September 7, 2004, a Participant who has attained age 59 1⁄2 while continuing in the employ of the Company or an Affiliate, may elect, subject to Sections 7.4 and 7.5, to withdraw all or any portion of the balance in his or her Rollover Account (if any) and if the Rollover Account is completely depleted, all or any portion of the balance in his or her Elective Deferral Account (if any), determined as of the effective date of the withdrawal.

(c)	Military Service Withdrawals. Effective January 1, 2009, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008, a Participant who is on active military duty for a period of more than 30 days may thereafter elect to withdraw all or any part of the balance in his or her Elective Deferral Account (if any). If a Participant receives a distribution under this Section 7.15(c), then such Participant’s Elective Deferral Contributions will be suspended for six (6) months after the receipt of such distribution. No withdrawal may be made pursuant to this Section 7.15 unless the Participant and his or her Spouse, if any, consent to such withdrawal in the form of a single sum payment.

2002 PDAP	7-14	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

7.16	Minimum Distribution Requirement.

(a)	General Rules.

(i)	Effective Date. The provisions of this Section 7.16 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(iii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(b)	Definitions.

Designated Beneficiary. The ‘Designated Beneficiary’ is the individual who is designated as the Beneficiary under Sections 7.5 or 7.6 of the Plan and is the ‘designated beneficiary’ under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

Distribution Calendar Year. A ‘Distribution Calendar Year’ is the calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.16(c)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

Life Expectancy. ‘Life Expectancy’ means the life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

Participant’s Account Balance. The ‘Participant’s Account Balance’ is the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (‘valuation calendar year’) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of

2002 PDAP	7-15	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date. ‘Required Beginning Date’ means the date specified in Section 7.2(a)(ii) of the Plan.

(c)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B)	If there is a Designated Beneficiary (other than as described in paragraph (A) above), the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. This paragraph will apply to all distributions, subject to the Designated Beneficiary’s right to elect to receive distributions over his or her Life Expectancy under Section 7.16(c)(iv) below.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 7.16(c)(ii), other than paragraph (A) above, will apply as if the Surviving Spouse were the Participant.

2002 PDAP	7-16	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

For purposes of this Section 7.16(c)(ii) and Section 7.16(e), unless paragraph (D) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph (A) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under paragraph (A) above), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 7.16(d) and (e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(iv)	Election of Life Expectancy Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in Section 7.16(c)(ii) or the life expectancy rule in this Section 7.16(c)(iv) or Section 7.16(e)(ii) of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 7.16(c)(ii) of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 7.l6(c)(ii) and Section 7.16(e)(ii) of the Plan. A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(d)	Required Minimum Distributions During Participant’s Lifetime.

2002 PDAP	7-17	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B)	if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.16(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death

(e)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2002 PDAP	7-18	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(2)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse's birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, and the Designated Beneficiary elects to receive distributions over his or her Life Expectancy, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 7.16(e)(i).

2002 PDAP	7-19	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 7.16(c)(ii)(A), this Section 7.16(e)(ii) will apply as if the Surviving Spouse were the Participant.

(f)	Special Relief for 2009. Notwithstanding the foregoing provisions of this Section 7.16, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the participant’s designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence (or to modify their existing distribution elections in accordance with the terms of the Plan and applicable law).

Pursuant to Code Section 401(a)(9)(H)(ii)(II), if the 5-year rule for post-death distributions described in Code Section 401(a)(9)(B)(ii) applies with respect to required minimum distributions to a Participant’s Designated Beneficiary under the Plan, such 5-year period shall be determined without regard to 2009.

Any distributions pursuant to this Section 7.16 to terminated Participants or Beneficiaries that include 2009 RMDs may not be rolled over back into the Plan. In addition, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

2002 PDAP	7-20	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

7.17	Plan Transfers.

(a)	Transfer from the Plan. If the employee classification of a Participant under this Plan is changed while he or she is an employee of the Company or upon his or her reemployment with the Company (or other Affiliate) and as a result the Participant becomes covered under another defined contribution plan qualified under Code Section 401(a) and maintained for employees in his or her new employee classification, then the Participant’s Account will be transferred to such other defined contribution plan, if specifically permitted by such plan, provided that following the transfer such Account balance will continue to be subject to all of the requirements (including vesting), limitations and options (including all distribution rights) relating to such Account under this Plan.

(b)	Transfer to the Plan. If an employee of the Company who is a participant in another defined contribution plan qualified under Code Section 401(a) becomes a Participant hereunder by reason of a change in his or her employee classification while he or she is an employee of the Company (or other Affiliate) or upon his or her reemployment with the Company, then, as soon as practicable following the date he or she becomes a Participant, such employee’s account balance under such other defined contribution plan, if specifically required by such plan, will be transferred to this Plan, provided that following the transfer such account will continue to be subject to all of the requirements (including vesting), limitations and options (including all distribution rights) of such other defined contribution plan. Such transferred amounts will be invested as provided under Section 6.

(c)	ESOP Transfers for Certain Current and Former Employees. An employee or former employee’s account balance under the trust related to the terminated UAL Corporation Employee Stock Ownership Plan may be transferred to this Plan in accordance with uniform procedures adopted by the Plan Administrator from time to time. Any such transferred amounts will be invested as provided under Section 6 and, in the case of any missing Participant or Beneficiary, will be subject to Section 7.7.

(d)	Code Section 411(d)(6) Protected Benefits. No transfer under this Section 7.17 shall reduce or eliminate any benefit protected under Code Section 411(d)(6) determined immediately prior to the transfer and the Committee shall administer and interpret the Plan consistent with this requirement.

2002 PDAP	7-21	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Section 8 - PLAN ADMINISTRATION

Prior to June 28, 2004, this Section 8 shall read as follows:

8.1	Plan Administrator. The authority to control and manage the operation and administration of the Plan is vested in the Company and shall be exercised for and on behalf of the Company by the Committee, subject to the provisions of Section 9. The Committee is the “Plan Administrator” as described in Section 3(16)(A) of ERISA; provided that, pursuant to such delegation of authority, effective June 1, 2011, the Plan Administrator shall be an Administrative Committee consisting of the Managing Director - Benefits and the Director - Retirement Benefits, regardless of specific title, of the Company.

8.2	Committee Membership and Authority. The Committee will consist of one or more persons appointed by the Board of Directors of the Company. The members of the Committee shall act for and on behalf of the Company and shall be “Named Fiduciaries” (as described in Section 402 of ERISA) under the Plan. Except as otherwise specifically provided in this Section 8, in controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members by meeting or by writing filed without meeting and, subject to the provisions of Section 9 of the Plan, shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)	To adopt, amend and rescind such rules, procedures and regulations as, in its opinion, may be necessary or advisable for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee.

(c)	To determine, in its sole discretion, all questions arising under the Plan, including, but not limited to, the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, to recoup any benefits to which a Participant or his or her Beneficiary are not entitled, to interpret the provisions of the Plan and to remedy ambiguities, inconsistencies or omissions.

(d)	To maintain and keep adequate records concerning the Plan and concerning the Committee’s proceedings and acts in such form and detail as the Committee may decide.

(e)	To direct all payments of benefits under the Plan.

A certificate of either the secretary to the Committee or a majority of the members of the Committee that the Committee has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

2002 PDAP	8-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

8.3	Delegation By Committee. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by or represent the Company) and may delegate to them or to individual Committee members such powers as the Committee deems desirable. Any such delegation shall be in writing and shall reflect the unanimous action of the Committee members then acting. The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate, as well as the authority of the delegate to perform such functions and duties.

8.4	Uniform Rules. In managing the Plan, the Committee will uniformly apply rules and regulations adopted by it to all Participants similarly situated.

8.5	Information to be Furnished to Committee. The Company shall furnish the Committee with such data and information as may be required. The records of the Company as to an employee’s or Participant’s period of employment, Termination of Employment and the reason therefor, leave of absence, reemployment and Earnings will be the basis for administering the Plan, subject to the provisions of Section 9 of the Plan. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to administer the Plan.

8.6	Exercise of Committee’s Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and their beneficiaries, and:

(a)	for the exclusive purpose of:

(i)	providing benefits to the Plan Participants and other persons entitled to benefits under the Plan; and

(ii)	defraying reasonable expenses of administering the Plan; and

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

8.7	Remuneration and Expenses. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses of a Committee member incurred in the performance of a Committee function shall be reimbursed by the Company.

8.8	Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten days’ advance written notice to the Company and the other Committee members. The Company may remove a Committee member by giving advance written notice to him or her and the other Committee members.

2002 PDAP	8-2	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

8.9	Appointment of Successor Committee Members. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

8.10	Notices. Except as otherwise specifically provided in the Plan, any notice or document relating to the Plan required to be given to or filed with:

(a)	the Company, Pension Board (as described in Section 9) or the Committee shall be considered to be properly given or filed if delivered to the Company’s Pension Program Department (WHQTE), 1200 East Algonquin Road, Elk Grove Township, Illinois 60007, or mailed by registered mail, postage prepaid, to the Company’s Pension Program Department (WHQTE), in care of the Company, at P.O. Box 66100, Chicago, Illinois 60666;

(b)	the Association shall be considered to be properly given or filed if delivered, or mailed by registered mail, postage prepaid, to the Members of the Pension Board appointed by the Association, with copies to the UAL MEC Chairman at 6400 Shafer Court, Suite 700, Rosemont, Illinois 60018, and the Director of the Retirement and Insurance Department at 535 Herndon Parkway, Herndon, VA 20170;

(c)	an entity acting under the Funding Part, shall be given or filed in accordance with the provisions of the applicable document or documents constituting the Funding Part.

8.11	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it on behalf of the Plan considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.12	Reliance. The Company, its officers and directors, the members of the Pension Board, the members of the Committee and the Association will be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed entity acting under the Funding Part, actuary and/or accountant and upon all opinions given by any duly appointed legal counsel and/or investment counsel.

8.13	Top-Heavy Provisions. The special rules of Code Section 416 applicable to “top-heavy” plans do not apply to the Plan pursuant to Code Section 416(i)(4).

Effective June 28, 2004, this Section 8 shall read as follows:

8.1	Plan Administrator. The authority to control and manage the operation and administration of the Plan is vested in the Company. The Company is the ‘Plan Administrator’ as described in Section 3(16)(A) of ERISA. The Company shall be the ‘Named Fiduciary’ (as described in Section 402 of ERISA) under the Plan. Except in cases where the Plan expressly requires action on behalf of the Company be taken by its board of directors, action on behalf of the Company may be taken by any person or persons, or committee, to whom responsibilities for the operation and administration of the Plan are delegated by the Company, provided action of such person, persons or committee shall be within the scope of such delegation.

2002 PDAP	8-3	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

8.2	Committee Membership and Authority. The Company may, in its discretion, appoint a committee to act as agent of the Company in performing the duties of Plan Administrator. In such case, the committee will consist of three or more persons appointed by the board of directors of the Company and shall be subject to the following:

(a)	The committee shall act by a majority of its then members by meeting or by writing filed without meeting.

(b)	A committee member may resign at any time by giving ten days’ advance written notice to the Company and the other committee members. The Company may remove a committee member by giving advance written notice to him or her and the other committee members.

(c)	The Company may fill any vacancy in the membership of the committee and shall give prompt written notice thereof to the other committee members. While there is a vacancy in the membership of the committee, the remaining committee members shall have the same powers as the full committee until the vacancy is filled.

(d)	A certificate of either the secretary to the committee or a majority of the members of the committee that the committee has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

8.3	Powers and Duties of Plan Administrator. Subject to the provisions of Section 9 of the Plan, the Plan Administrator shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)	To adopt, amend and rescind such rules, procedures and regulations as, in its opinion, may be necessary or advisable for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Plan Administrator.

(c)	To determine, in its sole discretion, all questions arising under the Plan, including, but not limited to, the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, to recoup any benefits to which a Participant or his or her Beneficiary are not entitled, to interpret the provisions of the Plan and to remedy ambiguities, inconsistencies or omissions.

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(d)	To maintain and keep adequate records concerning the Plan and concerning the Plan Administrator’s proceedings and acts in such form and detail as the Plan Administrator may decide.

(e)	To direct all payments of benefits under the Plan.

8.4	Delegation By Plan Administrator. In exercising its authority to control and manage the operation and administration of the Plan, the Plan Administrator may employ agents and counsel (who may also be employed by or represent the Company) and may delegate to them or to other individuals such powers as the Plan Administrator deems desirable. Any such delegation shall be in writing and shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate, as well as the authority of the delegate to perform such functions and duties.

8.5	Uniform Rules. In managing the Plan, the Plan Administrator will uniformly apply rules and regulations adopted by it to all Participants similarly situated.

8.6	Information to be Furnished to Plan Administrator. The Company shall furnish the Plan Administrator with such data and information as may be required. The records of the Company as to an employee’s or Participant’s period of employment, Termination of Employment and the reason therefor, leave of absence, reemployment and earnings will be the basis for administering the Plan, subject to the provisions of Section 9 of the Plan. Participants and other persons entitled to benefits under the Plan must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable to administer the Plan.

8.7	Exercise of Plan Administrator’s Duties. Notwithstanding any other provisions of the Plan, the Plan Administrator, and any person or persons, or committee, to whom responsibilities are delegated hereunder shall discharge their respective duties hereunder solely in the interests of the Participants in the Plan and their beneficiaries, and:

(a)	for the exclusive purpose of:

(i)	providing benefits to the Plan Participants and other persons entitled to benefits under the Plan; and

(ii)	defraying reasonable expenses of administering the Plan; and

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

8.8	Remuneration and Expenses. No remuneration shall be paid by the Trust Fund to any employee of the Company who performs any services or discharges any responsibilities in the operation or administration of the Plan. However, the reasonable expenses of the Plan Administrator incurred in the performance of a Plan administration function shall be paid by the Trust Fund to the extent not reimbursed by the Company.

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8.9	Notices. Except as otherwise specifically provided in the Plan, any notice or document relating to the Plan required to be given to or filed with:

(a)	the Company, Pension Board (as described in Section 9) or the Plan Administrator shall be considered to be properly given or filed if delivered to the Company at its corporate headquarters or mailed by registered mail, postage prepaid, to the address specified by the Plan Administrator from time to time and as communicated to Participants under the Plan in accordance with ERISA;

(b)	the Association shall be considered to be properly given or filed if delivered, or mailed by registered mail, postage prepaid, to the Members of the Pension Board appointed by the Association, with copies to the UAL MEC Chairman at 9550 West Higgings Road, Suite 1000, Rosemont, Illinois 60018, and the Director of the Retirement and Insurance Department at 535 Herndon Parkway, Herndon, VA 20170;

(c)	an entity acting under the Funding Part, shall be given or filed in accordance with the provisions of the applicable document or documents constituting the Funding Part.

8.10	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it on behalf of the Plan considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.11	Reliance. The Company, its officers and directors, the members of the Pension Board, the members of any committee and the Association will be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed entity acting under the Funding Part, actuary and/or accountant and upon all opinions given by any duly appointed legal counsel and/or investment counsel.

8.12	Top-Heavy Provisions. The special rules of Code Section 416 applicable to “top-heavy” plans do not apply to the Plan pursuant to Code Section 416(i)(4).

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Section 9 - BENEFIT CLAIM PROCEDURE

9.1	Review by Pension Board. The Pension Board will have the exclusive power to hear and determine all disputes under the procedures hereinafter provided arising out of application or interpretation of the Plan or concerning benefits or participation in the Plan with power to sustain, reverse, alter, modify or amend any decision giving rise to such disputes. With respect to such disputes the Pension Board will function as a system board of adjustment as provided in Title II of the Railway Labor act, as amended, and the following provisions will govern:

(a)	The jurisdiction of the Pension Board will be limited to all disputes which may arise out of the interpretation or application of the Plan, and all disputes concerning the participation in or benefits under the Plan and such jurisdiction will be exclusive. Such disputes may be submitted to the Pension Board either by the Association, the Company, the Committee, a Pilot or Participant or any person claiming under a Pilot or Participant.

(b)	The Pension Board will establish rules of procedure for the conduct of its business and of hearings before it, which rules will not be inconsistent with the provisions of this Section 9.1. Insofar as possible, such procedures will follow the procedure of the American Arbitration Association. The Chairman and Vice Chairman will promptly advise the Association and the Committee of such rules of procedure.

(c)	All disputes properly referred to the Pension Board for consideration will be addressed to the Chairman in the form of a Submission as prescribed by the rules of procedure. Five copies of each Submission, including all papers and exhibits in connection therewith, will be forwarded to the Chairman, who will promptly transmit one copy thereof to each member of the Pension Board. The submission in each dispute will include the question to be decided by the Pension Board, the provisions of the Plan involved in the dispute, the position of the petitioner and all asserted facts supporting such position.

(d)	The Submission will state the names of the parties to whom the petitioner sent copies of the Submission. If a Submission is filed by the Association, a copy will be served upon the Committee and vice versa. If filed by the Company, a copy will be served upon the Association and the Committee. If filed by a Pilot or Participant, or a person claiming under a Pilot or Participant, a copy will he or she served upon the Association and the Committee. The parties receiving a Submission will within 30 days after receipt thereof file five copies of an answer as prescribed by the rules of procedure with the Chairman, who will promptly transmit one copy thereof to each member of the Pension Board. A copy of the answer will be sent to the petitioner and all other parties to whom the Submission was sent. Each answer will include that party’s position and any asserted facts supporting such position.

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(e)	The Submission will state whether or not the petitioner requests both a hearing on the facts and oral argument, or only oral argument. The answer of each party may request a hearing on the facts and oral argument or only oral argument. If neither the Submission nor any answer requests a hearing, the Pension Board may waive a hearing and dispose of the dispute on the basis of the Submission and answers.

(f)	When a hearing has been requested in a dispute, the Pension Board will fix a date for such hearing as soon as reasonably possible after receipt of the Submission. The date for the hearing will not be less than sixty days nor more than ninety days after receipt of the Submission. If two or more Members of the Pension Board consider the question involved in the dispute to be of sufficient urgency, the Pension Board may fix an earlier date, which will be not less than ten days after filing of the answer. Unless the Pension Board waives, by majority vote, preparation of a transcript of a particular meeting, a transcript of each proceeding will be made and retained in the files of the Pension Board. Such hearing will be heard at the Company’s Executive Offices in Elk Grove Township, Illinois, unless the Pension Board, by a majority of vote, otherwise determines.

(g)	Pension Board Members who are employees of the Company will be granted necessary leaves of absence for the performance of their duties as Pension Board Members, and will be furnished free space available transportation over the lines of the Company for the purpose of attending Pension Board meetings and hearings, to the extent permitted by law.

(h)	Three Members of the Pension Board will constitute a quorum for purposes of this Section. All actions and decisions of the Pension Board under this Section will be by the affirmative vote of not less than three Members.

(i)	The Pension Board Members may at the expense of the party appointing them utilize outside consultants and such consultants may be present at any meeting or hearing of the Pension Board held in accordance with this Section and will have access to all data necessary and pertinent to such meeting.

(j)	If the Pension Board deadlocks in the case of any dispute properly before it, the Committee and the Association will, within ten days after notice of such deadlock, agree upon an impartial umpire. If the parties fail to agree upon the selection of a mutually acceptable umpire, the Company or the Association will request the American Arbitration Association to select an umpire, preferably a person with knowledge of retirement plans. When an impartial umpire is selected, the Pension Board will become a five member Board to break the deadlock and for all further action of the Pension Board with respect to the dispute until the final decision is made in the dispute.

(k)	When an impartial umpire is selected, any party to a dispute may make a written request to the Pension Board for a further hearing or oral argument provided it is made within fifteen days after such selections. The Pension Board will decide such requests. If no further hearing or argument is held, the Pension Board will consider and review the prior record in the dispute. Unless otherwise agreed to by the Committee and the Association, the decision of the Pension Board will be rendered within thirty days after the close of any further hearing or argument. A majority vote of the Pension Board, as constituted, will be necessary to reach such decision.

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(l)	The decision of the Pension Board, as constituted, will be final and binding upon the Association, the Company, the Committee, a Pilot or Participant and any other person claiming under a Pilot or Participant.

(m)	The Pension Board will not have jurisdiction or power to add to or subtract from the Plan or any amendments thereto.

(n)	The expenses and reasonable compensation of the impartial umpire selected as provided herein will be borne equally by the Association and the Company. The Chairman and the Vice Chairman, acting jointly, will have authority to incur such expenses as in their judgment may be deemed necessary for the proper conduct of the business of the Pension Board and such expenses will be borne one-half by the Association and one-half by the Company.

9.2	Pension Board.

(a)	Membership. The Pension Board shall consist of two persons appointed by the Association and of two persons appointed by the Committee acting for and on behalf of the Company. The Association and the Committee shall each inform the other, in writing, of the persons appointed by it to be members of the Pension Board and of the resignation or removal of such persons.

(b)	Pension Board Officers. The Pension Board shall select from among its Members a Chairman and a Vice Chairman who shall serve for a period of one year or until their respective successors are chosen, if later. The Chairmanship of the Pension Board shall be alternated, in one-year terms, between a Member appointed by the Association and a Member appointed by the Committee. The Members of the Pension Board may, but need not, select a Secretary.

(c)	Manner of Acting. The Pension Board shall act by meeting presided over by the Chairman (or, in his or her absence, the Vice Chairman) or by the unanimous written consent of its membership without meeting. Three Members of the Pension Board shall constitute a quorum for the conduct of business. All resolutions passed or other action taken by the Pension Board shall be by the affirmative vote of three Members. A meeting of the Pension Board may be called by any two Members on thirty days’ advance written notice to the other Members or on lesser written notice if at least three Members so agree in writing. Meetings of the Pension Board will be held at the Company is Executive Offices unless three of the Members decide upon another location.

(d)	Authority of Association Appointed Pension Board Members. The Members of the Pension Board appointed by the Association shall have the authority to review:

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(i)	the administration of the Plan and the Funding Part, including expenses, fees, benefits, any actuarial practices and procedures, investment policies, reserves and administration procedures;

(ii)	the reports submitted by the Committee, the Company and the entities acting under the Funding Part reflecting the operation and administration of the Plan and Funding Part, the portfolio of the Funding Part and the experience of the Plan, as prepared by pension consultants;

(iii)	information pertaining to the Plan which is to be distributed to individual Participants;

(iv)	determinations as to whether a Participant is Disabled as defined in subsection 3.5;

(v)	any actuarial tables and assumptions to be adopted in connection with the Plan.

The members of the Pension Board appointed by the Association shall have access to the data and records of the Committee, the Company and the entities acting under the Funding Part with respect to any matter described in this Section.

(e)	Right of Association Appointed Pension Board Members Regarding Funding Part. The Company and the Committee, as the case may be, will deal with the entities acting under the Funding Part. However, prior to giving any notice, instruction, consent, direction or approval and prior to executing any amendment or agreement, the Company, or the Committee, as the case may be, shall serve upon the members of the Pension Board appointed by the Association at the address last filed by them with the Company, and upon the Association, a copy thereof. Notice of any objection thereto, if any, will be served upon the entity proposing to give the notice, instruction, consent, direction or approval, or proposing to execute the amendment or agreement and upon the members of the Pension Board appointed by the Committee within fifteen days of receipt. If the objection cannot be resolved by the members of the Pension Board, the matter will then be decided in accordance with the following procedures:

(i)	The objection shall be considered by an independent, neutral specialist of standing and reputation in the pension and investment field (“Neutral”), selected by the Pension Board members appointed by the Association from a panel of three such persons previously nominated by the Committee. Such persons shall serve at the Committee’s discretion and shall have had no connection with the Company, UAL Corporation, or the Association or with any of the pension plans established for Pilots or other employees of the Company, or UAL Corporation.

(ii)

Such selected Neutral shall on an expedited basis meet jointly and informally with the Pension Board members appointed by the Association and by the Committee and receive such data and presentation as they may

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make. Based upon the Plan documents and the fiduciary requirements of ERISA which apply to the proposal under consideration, the Neutral shall make a determination which shall be a finding that either “the objection warrants no further consideration” or “the objection warrants further consideration.”

(iii)	If the Neutral determines that “the objection warrants no further consideration,” the Company, or the Committee, as the case may be, may take the proposed action.

(iv)	If the Neutral determines that “the objection warrants further consideration,” the Pension Board members appointed by the Association may make an expeditious written presentation to the Committee. If the objection still remains unresolved, an expeditious additional written and/or oral presentation may be made to a regular or special meeting of the Committee. Should the objection continue to be unresolved, it shall be resolved in accordance with the procedures relating to resolutions of disputes contained in Section 9.1 of the Plan.

(v)	The costs of the Neutral so utilized shall be borne equally by the Company and the Association.

(f)	Reimbursement and Expenses of Pension Board Members. No compensation will be paid to a Pension Board member as such. The travel and other reasonable expenses incurred by a member as a result of his or her attendance at meetings of the Pension Board will be reimbursed by the Company in the case of members appointed by the Committee and by the Association in the case of members appointed by it. The members of the Pension Board appointed by the Association, at the expense of the Association, and members of the Pension Board appointed by the Committee, at the expense of the Company, may employ outside consultants who may attend any meeting of the Pension Board and have access to all data necessary and pertinent to such meeting.

(g)	Exercise of Pension Board’s Duties. Notwithstanding any other provisions of the Plan, the Pension Board shall discharge its duties hereunder solely in the interests of the Participants in the Plan and their beneficiaries, and:

(i)	for the exclusive purpose of:

(A)	providing benefits to Plan Participants and other persons entitled to benefits under the Plan; and

(B)	defraying reasonable expenses of administering the Plan; and

(ii)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

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Section 10 - LIMITATION ON ANNUAL ADDITIONS

10.1	Limitation. Notwithstanding any other provisions in the Plan, in no event shall the sum of Annual Additions to a Participant’s accounts under this Plan, the UAL Corporation Employee Stock Ownership Plan and any other qualified defined contribution plan maintained by the Company or an Affiliate, for any calendar year, exceed the lesser of:

(a)	$40,000 (or, such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code Section 415(c)(1)(A) for the calendar year), or

(b)	100% of the Participant’s Section 415 Wages for that calendar year. The compensation limit referred to in this clause (b) will not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition.

Effective for limitation years beginning on or after January 1, 2008, the limitation on annual additions pursuant to this Section 10.1 and any related determinations for purposes of satisfying such limitation shall be made in accordance with the applicable provisions of final treasury regulations issued under Code Section 415 and any other regulations, rulings or administrative guidance issued pursuant thereto by the Internal Revenue Service.

10.2	Limitations on Allocations; Adjustments.

Prior to June 1, 2005, if the amount that would otherwise be credited under the Plan on behalf of a Participant for any calendar year would be in excess of the limitation of Section 10.1, then the Committee will, to the extent necessary, treat the contributions as follows: first, refund the Participant’s Voluntary Contributions under this Plan and after-tax contributions under any other defined contribution plan; second, reduce the contributions under Section 5.4(c)(vi) of the UAL Corporation Employee Stock Ownership Plan; third, refund the Participant’s Elective Deferrals, under this Plan and elective deferrals under any other plan subject to Code Section 401(k); fourth, reduce all other contributions under the UAL Corporation Employee Stock Ownership Plan; fifth, reduce all other contributions under any other defined contribution plan, excluding Company contributions under Section 4.1 of this Plan; and, sixth, reduce all Company contributions under Section 4.1 of this Plan (to be held in a suspense account and reallocated in accordance with Treas. Reg. Section 415-6(b)(ii)). Any earnings or gains accrued on any such refunded Participant after-tax contributions or Elective Deferrals will be refunded to the Participant along with such refunded amounts.

Effective June 1, 2005 but prior to August 1, 2006, if, for any calendar year, a Participant in this Plan is also a participant in any other qualified defined contribution plan maintained by the Company or an Affiliate, allocations will be made first under this Plan and then under such other defined contribution plan. If a Company or Participant contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the calendar year to exceed the limitation under Section 10.1, the amount contributed or allocated will be reduced so that the Annual

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Additions for the calendar year will equal the maximum amount that may be allocated under Section 10.1. Prior to determining the actual amount of a Participant’s Section 415 Compensation for the calendar year, the Company may determine the maximum amount that may be contributed on behalf of a Participant on the basis of a reasonable estimate of the Participant’s Section 415 Compensation for the calendar year, provided the Company uniformly determines Section 415 Compensation for all Participants similarly situated. As soon as administratively feasible after the end of the calendar year, the maximum amount that may be allocated to a Participant’s Account under Section 10.1 will be determined on the basis of the Participant’s actual Section 415 Compensation for the calendar year. If, as a result of a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of Elective Deferrals that may be made with respect to a Participant, or under other limited facts and circumstances that the Internal Revenue Service finds justify the adjustment rules set forth in this Section 10.2, the amount that would otherwise be credited under the Plan on behalf of a Participant for a calendar year that causes the limitation of Section 10.1 to be exceeded, the Company will, to the extent necessary, treat the contributions as follows:

(a)	first, refund the Participant’s Voluntary Contributions including any earnings or gains accrued on such contributions;

(b)	second, refund the Participant’s Elective Deferrals (other than ‘Catch-up Contributions’ within the meaning of Code section 414(v)), including any earnings on such Elective Deferrals;

(c)	third, reduce the Company’s contribution under Section 4.1(e) of this Plan, to be held in a suspense account and reallocated among all Participants, in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii) and Section 4.1(e);

(d)	fourth, reduce the Company’s contributions under Section 4.1(d), to be held in a suspense account and reallocated to the Participant in accordance with Treas. Reg. Section 1.415-6(b)(6)(ii); and

(e)	fifth, reduce the Company contributions under Section 4.1(a), to be held in a suspense account and reallocated in accordance with Treas. Reg. Section 1.415-6(b)(6)(ii).

Effective August 1, 2006, if, for any calendar year, a Participant in this Plan is also a participant in any other qualified defined contribution plan maintained by the Company or an Affiliate, allocations will be made first under this Plan and then under such other defined contribution plan. If a Company or Participant contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the calendar year to exceed the limitation under Section 10.1, the amount contributed or allocated will be reduced so that the Annual Additions for the calendar year will equal the maximum amount that may be allocated under Section 10.1. Prior to determining the actual amount of a Participant’s Section 415 Compensation for the calendar year, the Company may determine the maximum amount that may be contributed on behalf of a Participant on the basis of a reasonable estimate of the

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Participant’s Section 415 Compensation for the calendar year, provided the Company uniformly determines Section 415 Compensation for all Participants similarly situated. As soon as administratively feasible after the end of the calendar year, the maximum amount that may be allocated to a Participant’s Account under Section 10.1 will be determined on the basis of the Participant’s actual Section 415 Compensation for the calendar year. If, as a result of a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of Elective Deferrals that may be made with respect to a Participant, or under other limited facts and circumstances that the Internal Revenue Service finds justify the adjustment rules set forth in this Section 10.2, the amount that would otherwise be credited under the Plan on behalf of a Participant for a calendar year that causes the limitation of Section 10.1 to be exceeded, the Company will, to the extent necessary, treat the contributions as follows:

(a)	first, refund the Participant’s Voluntary Contributions including any earnings or gains accrued on such contributions in accordance with Treas. Reg. Section 1.415-6(b)(6)(iv);

(b)	second, refund the Participant’s Elective Deferrals (other than ‘Catch-up Contributions’ within the meaning of Code section 414(v)), including any earnings on such Elective Deferrals in accordance with Treas. Reg. Section 1.415-6(b)(6)(iv);

(c)	third, reduce the Company contributions under Section 4.1(a), to be held and applied in accordance with Treas. Reg. Section 1.415-6(b)(6)(ii);

(d)	fourth, reduce the Company’s contributions under Section 4.1(f) to be held and applied in accordance with Treas. Reg. Section 1.415-6(b)(6)(iii);

(e)	fifth, reduce the Company’s contributions under Section 4.1(d) to be held and applied in accordance with Treas. Reg. Section 1.415-6(b)(6)(ii); and

(f)	sixth, reduce the Company’s contribution under Section 4.1(e) of this Plan, to be held and applied in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii).

10.3	Definitions. The following definitions apply for the purposes of Section 10:

(a)	“Annual Addition” means, with respect to any Participant for any calendar year, the sum of the following amounts allocated to his or her accounts under the Plan, the UAL Corporation Employee Stock Ownership Plan and any other qualified defined contribution plan maintained by the Company or an “Affiliated Company”:

(i)	Company contributions allocated to his or her Account for such calendar year (including Elective Deferrals contributed by the Company on his or her behalf);

(ii)	The amount of his or her after-tax voluntary contributions to his or her account for such calendar year;

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(iii)	Forfeitures reallocable to his or her Account; and

(iv)	Amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), that is part of a pension or annuity plan maintained by the Company.

Contributions to and forfeitures reallocable under any other qualified defined contribution plan sponsored by the Company or by an Affiliate shall be considered contributions to or forfeitures under the Plan. Notwithstanding the foregoing, ‘Annual Addition’ does not include any Elective Deferrals that are treated as a ‘catch-up contribution’ under Section 4.2(g).

10.4	Responsibility of the Committee. The Committee shall have the sole responsibility to see that the restrictions of this Section 10 are applied.

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Section 11 - AMENDMENT AND TERMINATION

11.1	Amendment. The Company must necessarily reserve and reserves the right, subject to Sections 3.4 and 11.6, to amend the Plan from time to time, by action of its Board of Directors, subject to the provisions of the duration clause of any currently effective collective bargaining agreement between the Company and the Association.

11.2	Termination. The Plan will continue until the first to occur of the following:

(a)	The date it is terminated by the Company, by action of its Board of Directors (subject to Section 11.6 and the provisions of the duration clause of any currently effective collective bargaining agreement between the Company and the Association);

(b)	The date the Company is declared bankrupt by a court of competent jurisdiction; or

(c)	The dissolution, merger or consolidation of the Company, or the sale by the Company of all or substantially all of its assets, except that, subject to the provisions of Section 11.3, in any such event arrangements may be made whereby the Plan will be continued by a successor to the Company or a purchase of all, or substantially all, of the Company’s assets, in which case the successor or purchaser will be substituted for the Company under the Plan.

11.3	Merger and Consolidation of Plan Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

11.4	Distribution on Termination. On termination or partial termination of the Plan, after all adjustments then required have been made, each affected Participant’s benefits will be nonforfeitable. If, on termination of the Plan, the Participant remains an employee of the Company or an Affiliate, the amount of his or her benefits shall be retained under the Funding Part until his or her termination of employment with the Company and Affiliates, and then shall be paid to him or her in accordance with the provisions of Section 7.3, or as agreed to by the Company and the Association. In the event that the Participant’s employment with the Company and Affiliates is terminated coincident with the termination of the Plan, his or her benefits shall be paid to him or her as soon as practicable after such termination in accordance with the provisions of Section 7.3.

11.5	Notice of Amendment or Termination. Participants will be notified of an amendment or termination of the Plan within a reasonable time.

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11.6	Limitation on Amendment or Termination. The following provisions of this Section 11.6 will apply to any amendment or termination of the Plan to the extent that and so long as they are substantially duplicated in any currently effective collective bargaining agreement between the Company and the Association. The Company will provide the Association an opportunity to discuss and comment on all proposed amendments to any provision of the Plan at least 30 days before implementation. The Company will consider any such comments in good faith. If, after proper notice by the Company, the Association objects to a proposed amendment to the Plan, the parties retain all their present rights under the collective bargaining agreement and the Plan concerning the Company’s ability to implement such an amendment without approval of the Association. Notwithstanding the foregoing, (except the first sentence of this Section 11.6), the Company will not amend any provision of the Plan that changes negotiated benefits without the prior written consent of the Association. This provision is without prejudice to any other rights of the Association concerning other amendments to the Plan. The Association may submit any dispute concerning any proposed Plan amendment to the Pension Board within seven days from the date the dispute is known to exist, and such dispute will be decided within 60 days of submission.

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Section 12 - LOANS TO PARTICIPANTS

12.1	Loans to Participants. Upon application by a Participant who is employed by the Company (excluding a Participant receiving benefits from the United Air Lines, Inc. Pilot Disability Income Plan), a loan will be made to the Participant from his or her vested Accounts under the Plan, subject to the further provisions of this Section 12. A Participant’s application must be made on such form or through such medium as the Committee may require. The Trustee will deliver the loan proceeds to the Participant by one of the following methods, as elected by the Participant: by wire to the Participant’s account at a financial institution, or by check payable to the Participant, via ground or overnight mail. Prior to July 1, 2003, a Participant may have only one loan outstanding at a time, and must wait at least 12 months after one loan is paid in full before receiving another loan from the Plan. Effective as of July 1, 2003, a Participant may have only one loan outstanding at a time. A new loan will not be advanced until any outstanding loan has been paid in full.

12.2	Amount of Loan. Prior to September 7, 2004, the amount of the loan will be designated by the Participant as an even multiple of $1.00, up to $50,000; provided, that no loan will be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him or her under this Plan and under any other qualified retirement plans maintained by the Company or Affiliate would exceed the lesser of:

(a)	$50,000, reduced by the excess, if any, of (i) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made, over (ii) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

(b)	one-half of the value of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made.

Effective September 7, 2004, the amount of the loan will be designated by the Participant in an amount that is not less than $1,000 and not more than $50,000; provided, that no loan will be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him or her under this Plan and under any other qualified retirement plans maintained by the Company or Affiliate would exceed the lesser of:

(a)	$50,000, reduced by the excess, if any, of (i) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made, over (ii) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

(b)	one-half of the value of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made.”

2002 PDAP	12-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

12.3	Interest Rate Charged on Loan. Interest will be charged on a Plan loan at an annual rate equal to 1% above the prime rate as reported in the Wall Street Journal on the business day immediately preceding the effective date of the Participant’s request for a loan.

12.4	Fee for Loan. Prior to July 1, 2003, an administrative fee for each loan from the Plan will be deducted from the Participant’s Accounts to cover all administrative expenses in connection with the loan, including the Trustee’s cost to send the check for the loan proceeds by overnight delivery. The fee will be deducted from the Participant’s Accounts invested in the Money Market Fund, in the same order as a loan depletes the Participant’s Accounts invested in the Money Market Fund under Section 12.5. The amount of the fee will be: (a) $90, effective as of the date loans are first made available under the Plan, or (b) such other amount as the Company and the Association mutually determine, effective as of the date (which may not be retroactive) specified in communications to the Participants. This fee is not included in the amount loaned or in the maximum loan amount set forth in Section 12.2. No fee will be charged unless a loan is actually made.

Effective July 1, 2003 but prior to September 7, 2004, an administrative fee for each loan from the Plan to cover all administrative expenses in connection with the loan, including the Trustee’s costs to send the check for the loan proceeds by overnight delivery, will be deducted from the principal amount of the loan. The amount of the fee will be (a) $90, or (b) such other amount as the Company and the Association mutually determine, effective as of the date (which may not be retroactive) specified in the communications to the Participants.

Effective September 7, 2004, an administrative fee will be charged for each loan from the Plan to cover all administrative expenses in connection with the loan. The fee will be added to the Participant’s loan amount subject to the maximum loan amount under Section 12.2. The amount of the fee will be: (a) $90, effective as of the date loans are first made available under the Plan, or (b) such other amount as the Company and the Association mutually determine, effective as of the date (which may not be retroactive) specified in communications to the Participants. No fee will be charged unless a loan is actually made.

Effective July 1, 2011, an administrative fee will continue to be charged for each loan from the Plan to cover all administrative expenses in connection with the loan. The fee will be added to the Participant’s loan amount subject to the maximum loan amount under Section 12.2. The amount of the fee will be: (a) $50, or (b) such other amount as the Company and the Association mutually determine, effective as of the date (which may not be retroactive) specified in communications to the Participants. No fee will be charged unless a loan is actually made.

12.5	Order of Depletion of Accounts for Loans. Prior to July 1, 2003, loans will be funded by depleting a Participant’s Accounts under the Plan invested in the Money Market Fund in the following order:

2002 PDAP	12-2	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(a)	Company contributions and earnings in the Regular Contribution Account;

(b)	Rollover contributions and earnings in the Rollover Contribution Account;

(c)	Pre-tax contributions and earnings in the Elective Deferral Account;

(d)	Post-1986 Voluntary Contributions and earnings on pre-1987 and post-1986 Voluntary Contributions;

(e)	Pre-1987 Participant mandatory after-tax contributions in the Regular Contribution Account.

If a Participant’s loan application designates a loan amount which, together with the fee required under Section 12.4, cannot be funded in full from the Participant’s interest in his or her Accounts invested in the Money Market Fund, in accordance with the order of depiction set forth above, such loan application will be denied. No loan will be funded from a Participant’s interest invested in any Investment Fund other than the Money Market Fund.

Effective July 1, 2003, loans will be funded by liquidating pro rata the Investment Funds held in the Participant's Accounts (excluding the Individual Brokerage Account) and shall be charged against the Participant's Accounts in the following order:

(a)	Company contributions and earnings in the Regular Contribution Account;

(b)	Effective December 31, 2005, contributions to the C Plan Account and earnings in the C Plan Account;

(c)	Rollover contributions and earnings in the Rollover Contribution Account;

(d)	Pre-tax contributions and earnings in the Elective Deferral Account;

(e)	Post-1986 Voluntary Contributions and earnings on pre-1987 and post-1986 Voluntary Contributions;

(f)	Pre-1987 Participant mandatory after-tax contributions in the Regular Contribution Account.

If a Participant’s loan application designates a loan amount which, together with the fee required under Section 12.4, cannot be funded in full from the Participant’s interest in his or her Accounts invested in Investment Funds (excluding the Individual Brokerage Account), in accordance with the order of depletion set forth above (and while maintaining the minimum investment in core Investment Funds required under Section 6.2(b)(ii)(B), if applicable), then such loan application will be denied. No loan will be funded from a Participant’s interest invested in the Individual Brokerage Account.

2002 PDAP	12-3	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Effective December 3, 2012, loans will be funded by liquidating pro rata the Investment Funds held in the Participant's Accounts (including amounts held in the cash settlement account in the Individual Brokerage Account) and shall be charged against the Participant's Accounts in the following order:

(a)	Company contributions and earnings in the Regular Contribution Account;

(b)	Contributions to the C Plan Account and earnings in the C Plan Account;

(c)	Rollover contributions and earnings in the Rollover Contribution Account;

(d)	Pre-tax contributions and earnings in the Elective Deferral Account;

(e)	Post-1986 Voluntary Contributions and earnings on pre-1987 and post-1986 Voluntary Contributions;

(f)	Pre-1987 Participant mandatory after-tax contributions in the Regular Contribution Account.

If a Participant’s loan application designates a loan amount which cannot be funded in full from the Participant’s interest in his or her Accounts invested in Investment Funds (including amounts held in the cash settlement account in the Individual Brokerage Account), in accordance with the order of depletion set forth above (and while maintaining the minimum investment in core Investment Funds required under Section 6.2(b)(ii)(B), if applicable), then such loan application will be denied.

12.6	Promissory Note; Security for Loan. A loan will be evidenced by the Participant’s written promissory note to the Trustee, who will hold the promissory note. The note shall constitute an enforceable agreement and shall set forth the loan’s interest rate (including the loan origination fee, if any), repayment amortization schedule, and such other terms and conditions (which are not inconsistent with this Section 12) as the Committee may determine. The Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by 50% of the Participant’s vested Accounts under the Plan. A Participant who is married may obtain a loan only if his or her application is accompanied by the written, notarized consent of the Participant’s spouse to the use of the Participant’s Accounts as security for the loan.

12.7	Loan Repayments.

(a)	Period of Loan Repayment. The Participant shall designate the number of months to constitute the period of repayment of the loan. The minimum period a Participant may designate is 6 months. The maximum period a Participant may designate is (i) 60 months from the date the loan is made, or (ii) 180 months from the date the loan is made, for a loan used to acquire a dwelling which within a reasonable period of time will be used as the Participant’s principal residence. Notwithstanding the foregoing, a loan shall become due and payable within 60 days following the Participant’s Termination of Employment from the Company for any reason. For purposes of the preceding sentence, a Participant will not be deemed to have incurred a Termination of Employment if (i) the Participant is receiving benefits from the United Air Lines, Inc. Pilot Disability Income Plan, or (ii) with respect to Participant on furlough, the Plan first receives notification from the Employer on or after December 18, 2009 of such furlough status.

2002 PDAP	12-4	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(b)	Level Amortization. The amount of each loan repayment shall be determined by Plan Administrator so as to result in substantially equal repayments, to be made no less frequently than quarterly, of principal and interest over the loan repayment period.

(c)	Accounting. Each loan repayment shall reduce the outstanding balance of that loan and be credited to the Participant’s Account or Accounts which were depicted to fund the loan.

(d)	Investment. Each loan repayment shall be invested in the Investment Funds in accordance with the Participant’s current investment directions under Section 6.2(a), applicable to the Account or Accounts to which the loan repayment is credited. A Participant without current investment directions applicable to an Account to which all or any portion of the amount of a loan repayment is to be credited shall be deemed to have directed investment of such amount in the applicable default investment fund specified on the Investment Funds List.

(e)	Method of Repayment. Generally, loan repayments will be made by payroll deductions for each payroll period. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by one or more methods as approved by the Plan Administrator in its sole discretion from time to time. In addition, to the extent permitted under applicable law, loan repayments will continue during a Participant’s bankruptcy, unless a court of competent jurisdiction orders the Plan to cease such repayments and a copy of such order is provided to the Plan Administrator.

(f)	Loan Repayments During Leaves of Absence.

(i)	Military Leave of Absence. The obligation to make loan repayments shall be suspended during the period a Participant is on an approved leave of absence from the Company for service in the uniformed services (as defined in chapter 43 of title 38, United States Code). With respect to such a Participant who returns to service with the Company prior to expiration of the Participant’s federal veterans’ reemployment rights, loan repayments shall resume in an amount which the Committee determines is necessary to provide for level amortization of the entire amount then outstanding on the loan, over a loan repayment period equal to the original loan repayment period extended by the length of the military leave, or such longer period as may be allowed by applicable law. With respect to such a Participant who fails to return to service with the Company prior to expiration of the Participant’s federal veterans’ reemployment rights, the loan repayment period shall be accelerated in accordance with paragraph (a) above.

2002 PDAP	12-5	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

(ii)	Other Leave of Absence. The obligation to make loan repayments shall be suspended, for up to one year, during the period a Participant is on an approved leave of absence from the Company other than for service in the uniformed services, if such leave of absence is either without pay or at a rate of pay (after income and employment tax withholding) which is less than the amount of the loan repayments. Loan repayments which have been suspended shall resume upon the earlier of the expiration of the approved leave or the expiration of one year of approved leave. If loan payments have been suspended, the Participant may elect to extend the original loan repayment period, but not beyond the maximum loan repayment period which the Participant could have designated at the time the loan was made originally. When loan repayments resume after a suspension, they shall be in an amount, as elected by the Participant, equal to: (A) the amount determined by the Plan administrator necessary to amortize the entire amount then outstanding on the loan, on a level basis, over the remaining loan repayment period, or (B) the same amount as had been payable under the terms of the original loan, with the entire outstanding obligation on the loan due and payable at the end of the loan repayment period. With respect to a Participant who fails to return to service with the Company upon expiration of an approved leave of absence, the loan repayment period shall be accelerated in accordance with paragraph (a) above.

(g)	Prepayment. Prior to July 1, 2003, the entire loan balance may be prepaid, in full, without penalty, at any time at least six months after the date the loan is made. Effective July 1, 2003, the entire loan balance may be prepaid, in full, without penalty, at any time.

(h)	Default on Loan. If any loan repayment installment (including repayment due upon acceleration) is not paid when due, the Participant shall be allowed a grace period, beginning on the day after the date the loan repayment installment was due and ending on the last day of the calendar quarter following the calendar quarter within which the loan repayment installment was due, within which to make such overdue loan repayment. If such overdue loan repayment installment is not paid upon expiration of the grace period, then the entire outstanding obligation on the loan shall be in default. Notwithstanding any other provision of the Plan to the contrary, as of the date of such default, the Trustee shall apply an amount from the Participant’s Accounts, up to 50% of the Participant’s vested Accounts, in satisfaction of the entire outstanding obligation on the loan, but only to the extent such vested interest (or portion thereof) is then distributable under the terms of the Plan. If necessary to satisfy the entire outstanding obligation, such application of the Participant’s vested interest may be executed in a series of actions as amounts credited to the Participant’s Account become distributable.

2002 PDAP	12-6	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

12.8	Administration of Loans. Loans shall be granted or denied solely on the basis of whether the Participant’s application meets the requirements and limitations set forth in this Section 12. There shall be no discretion to grant or deny a loan application. The Company and the Association may jointly establish uniform procedures (not inconsistent with this Section 12) for applying for a loan, which procedures shall be communicated to Participants in writing.

2002 PDAP	12-7	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

UNITED AIRLINES

PILOT DIRECTED ACCOUNT PLAN

2002 RESTATEMENT

Exhibit A – Special Effective Dates

The following plan provisions are effective prior to the Restatement Date:

Definitions

Effective for Plan Years beginning on or after January 1, 1997, the family aggregation rules ceased to apply in determining Earnings, Highly Compensated Employees and the Actual Deferral Percentage Test.

The definition of “Leased Employee” in Section 1.4 is effective for Plan Years beginning on or after January 1, 1997.

The definition of “Section 415 Wages” in Section 1.4 of the Plan is generally effective for Limitation Years beginning on or after January 1, 1998. Effective for Limitation Years beginning on or after January 1, 2001, Section 415 Wages includes amounts that are not included in the gross income of the employee by reason of Code Section 132(f)(4).

ADP Testing

The Actual Deferral Percentage Test under Section 3.2(a) was applied using the prior year testing method or the current year testing method as follows:

Plan Year	Method
12/1/97 – 11/30/98	current year
12/1/98 – 11/30/99	current year
12/1/99 – 11/30/00	current year
12/1/00 – 11/30/01	current year
12/1/01 – 12/31/01	current year

Aggregate Defined Contributions/Defined Benefit Plan Limitation

The combined benefit limitation of Section 12.2 of the Prior Plan for a Participant in both a defined benefit pension plan and defined contribution plan of the Company and its Affiliates, as described in Code Section 415(e), ceased to be effective under the Plan for Limitation Years beginning on and after January 1, 2000.

2002 PDAP	Exh. A-1	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

Distributions

Effective on and after January 1, 1997, the required beginning date and timing of distribution was changed for non-5% owners to April 1 following the later of (i) the year the employee attains age 70 1⁄2, or (ii) the year in which the employee experiences a Termination of Employment.

2002 PDAP	Exh. A-2	Effective Beginning
Conformed Copy (January 1, 2013)		January 1, 2002

September 3, 2003

Exhibit B

UAL Corporation

Employee Stock Distribution Plan

Section 1 PLAN PURPOSE.

1.1 General. In connection with the reorganization under Chapter 11 of the United States Bankruptcy Code of UAL Corporation (the “Company”) and its Affiliates (collectively “United”), United employees have agreed to relinquish contractual rights, to reduce their pay rates and to change their work rules as part of the reorganization process in order to reduce costs and improve the Company’s financial position. The purpose of this Employee Stock Distribution Plan (the “Plan”) is to establish the terms for issuing and allocating shares of common stock of the Company that are to be distributed to or on behalf of employees or former employees of United pursuant to the Company’s reorganization plan.

1.2 Collective Bargaining. As it relates to Qualified Employees who are in the class or craft of employees covered by a collective bargaining agreement with United pursuant to which the Employer has agreed to provide such Qualified Employees with participation in a profit sharing bonus plan, this Plan is maintained pursuant to such agreement.

1.3 Effective Date. The Plan will be effective upon the effective date of the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

1.4 Definitions. Unless otherwise specified, the capitalized terms under the Plan have the meanings given below:

Board. “Board” means the Board of Directors of the Company.

Cause. “Cause” means (i) dishonesty, fraud, embezzlement, or material and deliberate injury or attempted injury, in each case related to the Employer or any affiliate or its businesses, (ii) unlawful or criminal activity of a serious nature that in the reasonable opinion of the Committee, is likely to have an adverse effect on the Employer, any affiliate or its reputation, (iii) any willful and deliberate breach of a duty or habitual neglect of duty, or (iv) any breach of any confidentiality, non-compete or non-solicitation agreement with the Employer or any affiliate, provided, in the case of a Collective Bargaining Employee, such basis for termination of employment is considered “cause” justifying termination under the applicable collective bargaining agreement.

Code. “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

Collective Bargaining Employee. “Collective Bargaining Employee” means an employee who (i) is in the class or craft of employees subject to the provisions of a collective bargaining agreement between the Employer and the representative of such class or craft of employees, and (ii) is on the Employer’s United States payroll.

Conformed Copy (January 1, 2013)

Committee. “Committee” means the Human Resources Subcommittee of the Board or such other committee appointed by the Board to exercise the powers and perform the duties assigned to the Human Resources Subcommittee under this Plan.

Company. “Company” means UAL Corporation.

Disability. “Disability” means the Employee has been determined to be disabled under the Employer’s long-term disability plan in which such Employee participates or by the Company pursuant to Plan Rules.

Employee Group. “Employee Group” means one of the groups of Qualified Employees described in Section II.A.

Employer. “Employer” means the Company, United Air Lines, Inc., Mileage Plus, Inc., Ameniti Travel Clubs, Inc., and UAL Loyalty Services, Inc.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended, including any related regulations.

Foreign Plan. “Foreign Plan” means an individual account, tax-favored savings plan maintained by the Company on behalf of certain Qualified Employees in the AFA Group who are domiciled outside of the United States and not subject to U.S. federal income taxation.

Furlough. “Furlough” means a Qualified Employee’s termination of employment with the Employer in connection with which such Qualified Employee has reemployment rights, or is classified by the Employer as on “furlough status,” or, in the case of a Collective Bargaining Employee, such other employment action as may be defined as a “furlough” in the applicable collective bargaining agreement.

Pilot Seniority List. “Pilot Seniority List” means the United Airlines pilot system seniority list as of May 1, 2003.

Plan Rules. “Plan Rules” means rules, procedures, policies or practices established by the Company (or the Committee) with respect to the administration of the Plan, which need not be reflected in a written instrument and may be changed at any time without notice.

Plan Year. “Plan Year” means the 12-month period that corresponds to the Company’s fiscal year.

Qualified AMFA Employee. “Qualified AMFA Employee” means an individual employed on or after May 1, 2003 by an Employer who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the mechanics collective bargaining agreement between United and the Aircraft Mechanics Fraternal Association (“AMFA”), other than an employee who was terminated for Cause and not reinstated prior to the first distribution made under this Plan.

Conformed Copy (January 1, 2013)	Exh. B-3

Qualified Employee. “Qualified Employee” means an employee who is a Qualified Flight Attendant Employee, Qualified Pilot Employee, Qualified SAM Employee, Qualified AMFA Employee, Qualified IAM Employee, Qualified PAFCA Employee or Qualified TWU Employee.

Qualified Flight Attendant Employee. “Qualified Flight Attendant Employee” mean an employee of an Employer who, on December 30, 2005, or earlier termination of employment, was in the class or craft of employees covered by the collective bargaining agreement between United and the Association of Flight Attendants (“AFA”), other than an employee whose employment terminated on account of his or her death, Retirement, voluntary termination or termination for Cause, and who was on the Flight Attendant seniority list on December 30, 2005.

Qualified IAM Employee. “Qualified IAM Employee” means an individual employed by an Employer on or after May 1, 2003 who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the security officers, food service, ramp and stores, fleet technical instructors and related employees, maintenance instructors or public contact collective bargaining agreements between United and the International Association of Machinists and Aerospace Workers, District 141 (“IAM”), other than an employee who voluntarily terminated employment or who was terminated for Cause.

Qualified PAFCA Employee. “Qualified PAFCA Employee” means an individual employed by an Employer on or after May 1, 2003 who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the collective bargaining agreement between the Company and the Professional Airline Flight Control Association (“PAFCA”), other than an employee who was terminated for Cause.

Qualified Pilot Employee. “Qualified Pilot Employee” means any pilot who was on the Pilot Seniority List, excluding any “management pilot” or “flight management employee” who, as of December 31, 2005, was in a “J-Level” job classification or higher and is a Qualified SAM Employee. In addition, the four pilots who died in connection with the terrorist attacks on September 11, 2001 shall be treated as Qualified Pilot Employees and, for purposes of the distribution of Shares allocable to the ALPA Group pursuant to Exhibit B, shall be treated as though they were continuously in the active service of the Employer through December 31, 2009.

Qualified Plan. “Qualified Plan” means the individual account retirement plan, intended to be qualified under Section 401 of the Code, that is maintained for the benefit of a Qualified Employee.

Conformed Copy (January 1, 2013)	Exh. B-4

Qualified SAM Employee. “Qualified SAM Employee” means an individual who was employed by the Employer on December 31, 2005, or who was on Furlough on December 31, 2005 and who on December 31, 2005 (or earlier termination) was (i) classified (on other than a temporary reclassification basis) by the Employer as a “management employee” (including a “management pilot” or “flight management employee” who, on December 31, 2005 was in a “J-Level” job classification or higher) or a “salaried employee”, (ii) employed for an indefinite period (whether full-time or part-time), (iii) employed in an Employer established job classification not covered by a collective bargaining agreement, and (iv) on the Employer’s U.S. payroll.

Qualified TWU Employee. “Qualified TWU Employee” means an individual employed by an Employer on or after May 1, 2003 who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the collective bargaining agreement between United and the Transport Workers Union of America (“TWUA”), other than an employee who was terminated for Cause.

Retirement. “Retirement” means the Qualified Employee has retired in accordance with the Employer’s employment policies and regulations.

Shares. “Shares” means the shares of common stock of the Company to be issued on behalf of the Employee Groups described in Section II.B pursuant to the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Wages. “Wages” shall include the items listed in Appendix A as included in Wages. Wages will include compensation not paid as a result of an earnings reduction election made by the Qualified Employee under a Code Sec. 125 cafeteria plan or under any qualified cash or deferred arrangement under Code Sec. 401(k). “Wages” will not include the items of compensation or other payments listed in Appendix A as excluded from Wages.

Section 2 PARTICIPATION.

2.1	Employee Groups. Based on an individual’s classification as either a Qualified Flight Attendant Employee, a Qualified Pilot Employee, a Qualified AMFA Employee, a Qualified IAM Employee, a Qualified PAFCA Employee, a Qualified SAM Employee or a Qualified TWU Employee, such individual will be assigned to one of the following Employee Groups:

1.	AFA Group. The AFA Group includes all Qualified Flight Attendant Employees.

2.	ALPA Group. The ALPA Group includes all Qualified Pilot Employees.

3.	AMFA Group. The AMFA Group includes all Qualified AMFA Employees.

4.	IAM Group. The IAM Group includes all Qualified IAM Employees.

Conformed Copy (January 1, 2013)	Exh. B-5

5.	PAFCA Group. The PAFCA Group includes all Qualified PAFCA Employees.

6.	SAM Group. The SAM Group includes all Qualified SAM Employees.

7.	TWU Group. The TWU Group includes all Qualified TWU Employees.

2.2	Employee Classifications. The designation of an individual as an employee of an Employer within the meaning of the Plan, or as a person who is not an employee of an Employer or as being within a particular employee classification will be conclusive for all purposes of this Plan. For purposes of this Plan, a temporary reclassification or special assignment will be disregarded for purposes of determining a Qualified Employee’s classification. No reclassification of an individual as an employee of an Employer, whether by judicial or administrative action or otherwise, will be effective to qualify the individual as a Qualified Employee under this Plan except as the Company agrees, and no reclassification will be given retroactive effect, except as the Company agrees.

Section 3 DISTRIBUTION AND ALLOCATION OF SHARES.

3.1	Allocation. Shares will be allocated to each Employee Group in accordance with the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Act. Each individual assigned to an Employee Group will be entitled to receive his or her percentage allocation of the Shares allocated to such Employee Group based on the allocation formula for such Employee Group set forth in the applicable Exhibit attached hereto.

3.2	Distribution.

(a)	Time of Distribution. Distributions will be made in accordance with the Company’s approved plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

(b)	Contribution to Qualified Plan or Foreign Plan. To the extent allowed by limitations imposed by law on contributions to the Employer’s Qualified Plan or Foreign Plan and allocations thereunder for the benefit of a Qualified Employee, the Employer will contribute the Shares allocable to a Qualified Employee to the Qualified Plan or Foreign Plan for the benefit of such Qualified Employee. In the event Shares are contributed to a Qualified Plan or Foreign Plan for the benefit of a Qualified Employee but cannot subsequently be allocated to such Qualified Employee’s account under the Qualified Plan or Foreign Plan, the Qualified Employee will receive a direct distribution of cash in lieu of such Shares.

(c)	Direct Distribution. To the extent that the Employer is unable to contribute Shares to a Qualified Plan or a Foreign Plan for the benefit of a Qualified Employee, such Shares shall be distributed directly to the Qualified Employee.

Conformed Copy (January 1, 2013)	Exh. B-6

a.	Rabbi Trust. The Shares will, if necessary, be transferred to the trustee of a Rabbi trust for the purpose of liquidating, on an orderly basis, a sufficient number of Shares to satisfy the Employer’s obligation to withhold taxes from the distribution.

b.	Withholdings. The Employer (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax that the payer reasonably determines is required to be withheld under applicable law with respect to the amount to be withheld.

c.	Fees. Distributions to a Qualified Employee will be offset for all fees associated with the distribution of the Shares, including, but not limited to, fees incurred to liquidate Shares to satisfy tax withholdings, account set-up costs, fees incurred to transfer stock to a broker and commissions.

4.	Death. Unless otherwise provided in the allocation formula Exhibit for an Employee Group, distribution to a deceased Qualified Employee will be made as follows:

a.	In the event a Qualified Employee who is entitled to receive a direct distribution Shares dies prior to distribution, the distribution will be made to the Qualified Employee’s heirs determined pursuant to the applicable laws of inheritance or descent.

b.	Any allocation of Shares made on behalf of a Qualified Employee under a Qualified Plan or Foreign Plan will be distributed in accordance with the terms of such Qualified Plan or Foreign Plan.

5.	Fractional Shares. A distribution to or on behalf of a Qualified Employee that is less than a whole Share will be retained and accumulated by the Company until a whole Share can be distributed or until all Shares have been issued in connection with the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code, in which case, each Qualified Employee’s right to any fractional share held by the Company will be forfeited and the Company shall retain the fractional Share.

Section 4 PLAN ADMINISTRATION.

The Company or its delegate has the authority and responsibility to manage and control the general administration of the Plan, except as to matters expressly reserved in the Plan to either the Board or the Committee. Determinations, decisions and actions of the Company or, if applicable, the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Qualified Employee and any person claiming under or through the Qualified Employee. No employee of an Employer, any member of the Board, any delegate of the Board, or any member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any Award made under the Plan.

Conformed Copy (January 1, 2013)	Exh. B-7

Section 5 AMENDMENT OR TERMINATION.

The Plan may at any time be amended, modified, suspended or terminated, as the Board in its sole discretion determines. Such amendment, modification, or termination of the Plan will not require any notice or the consent, ratification, or approval of any party, including any Qualified Employee who is then eligible to participate in the Plan.

Section 6 MISCELLANEOUS.

6.1	Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the United States and the State of Illinois, notwithstanding the conflicts of law principles of any jurisdiction.

6.2	Conflict. Notwithstanding anything to the contrary in the Plan, the Plan Rules or Plan administration, the Employer’s obligations to Collective Bargaining Employees shall be governed by the applicable collective bargaining agreements, and any conflict between the terms of the Plan, the Plan Rules or Plan administration and the applicable bargaining agreements with respect to Collective Bargaining Employees shall be resolved in favor of the Employer’s obligations under the applicable collective bargaining agreements.

Conformed Copy (January 1, 2013)	Exh. B-8

September 3, 2003

Appendix A

Wages

A-1. Inclusions. The following items are included in the definition of Wages:

•	base pay

•	overtime pay

•	holiday pay

•	longevity pay

•	sick pay

•	lead/purser/service director pay

•	high skill premium/longevity pay

•	language premium

•	international and night flying premium pay

•	pay for time taken as vacation

•	payment for accrued vacation not taken as vacation when paid on account of (i) a leave or (ii) a termination of employment due to a reduction in force or for military leave

•	shift differential pay

•	back pay (other than judicial or administrative awards of grievance pay or back pay or settlement thereof)

•	delayed activation pay

•	bypass pay

•	check pilot premium pay

•	double town salary expense

•	senior/junior manning pay

•	operational integrity pay

•	temporary reclass pay

•	Hawaiian override

Conformed Copy (January 1, 2013)	Appendix A-1

A-2. Exclusions. The following items are excluded in the definition of Wages:

•	deferred compensation (other than pursuant to Code Sec. 125 or 401(k))

•	moving expense and similar allowances

•	KERP I and KERP II awards

•	performance incentive awards, profit sharing awards or sales incentive awards

•	expense reimbursements and per diems

•	severance, termination pay and related payments

•	payment for accrued vacation time not taken as vacation when paid on account of termination of employment, other than on account of a reduction in force or for a military leave

•	disability and workers compensation payments

•	duty-free commissions

•	recognition lump sums

•	flight expense

•	retropay created by execution of a collective bargaining agreement, unless the collective bargaining agreement requires inclusion

•	reimbursable cleaning

•	Employer contributions to employee benefit plans

•	solely for purposes of making an award payment under this Plan, judicial or administrative awards for grievance pay or back pay (including settlements thereof)

•	imputed income for employee or dependent life insurance coverage

•	imputed income from pass service charges

•	taxable travel

•	imputed income from domestic partner benefits

•	cash payments made pursuant to any agreement, program, arrangement or plan designed to compensate an employee for amounts that may not be credited or allocated to the employee under a qualified retirement plan due to limitations imposed by tax laws

Conformed Copy (January 1, 2013)	Appendix A-2

•	taxable fringe benefits, including taxable reimbursement of insurance premiums

•	expatriate allowances

•	hiring bonuses or other special payments relating to the initiation of employment

•	amounts realized with respect to restricted stock, non-qualified stock options or stock appreciation rights

•	lost luggage advance

•	interest payments

•	taxable distribution of UAL common stock in connection with UAL Corporation’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Act

A-3. Special Crediting Rule. Wages earned by a Qualified Employee but received following termination of employment will be treated as received on the Qualified Employee’s last day of employment with the Employer.

Conformed Copy (January 1, 2013)	Appendix A-3

September 3, 2003

Exhibit A

AFA Group

Each Qualified Flight Attendant Employee assigned to the AFA Group shall be entitled to receive that portion of the Shares allocated to the AFA Group determined as follows:

1. Foreign Qualified Flight Attendant Employees. For all Qualified Flight Attendants who are domiciled outside of the United States and who are not entitled to have compensation deferred under a qualified 401(k) plan, Shares that would otherwise be allocable to such Qualified Employees will be held back by the Company for a period not to exceed six months following the Effective Date. At the end of the six month period, such Qualified Flight Attendant Employees will receive a distribution and allocation of their allocable Shares in accordance with Section III.B. of the Plan.

2. Allocation Formula.

(a) Tranche 1. One-third of the Shares allocated to the AFA Group will be allocated among Qualified Flight Attendant Employees on a per capita basis determined by dividing such one-third amount by the number of Qualified Flight Attendant Employees.

(b) Tranche 2. Two-thirds of the Shares allocated to the AFA Group will be allocated among Qualified Flight Attendant Employees based on each Qualified Flight Attendant Employee’s pro rata percentage equal to the ratio of (i) the Qualified Flight Attendant Employee’s Wages for the period from May 1, 2003 through December 30, 2005 to (ii) the total amount of Wages for all Qualified Flight Attendant Employees for the period from May 1, 2003 through December 30, 2005.

Conformed Copy (January 1, 2013)	Exhibit A-1

September 3, 2003

Exhibit B

ALPA Group

Each Qualified Pilot Employee shall be entitled to receive a portion of the Shares allocated to the ALPA Group (or cash in lieu of such Shares) determined as follows:

1. Furloughs and Recalls. For purposes of this Exhibit B, a “Furloughed Pilot” is any Pilot on the Pilot Seniority List who is reflected as being on Furlough as of May 1, 2003, or who was furloughed subsequent to that date. Subject to adjustment for recalls as hereinafter provided, five per cent (5%) of the Shares allocated to the ALPA Group shall be distributed per capita to those Qualified Pilot Employees who are Furloughed Pilots; provided, however, that any Furloughed Pilot who is recalled, accepts recall and either reports for indoctrination and training prior to January 1, 2006, or has a “class date” which is earlier than February 1, 2006, shall receive an allocation of Shares under paragraph 2 below and the Shares that would otherwise have been allocated to such recalled Furloughed Pilot under this paragraph 1 shall be assigned to the pool of Shares to be allocated under paragraph 2. The pool of Shares to be allocated to Furloughed Pilots under this paragraph 1 shall be further reduced and assigned to the pool of Shares to be allocated under paragraph 2 if and to the extent necessary so that the number of Shares allocated under paragraph 2 to any recalled Furloughed Pilot who has not retired, died or otherwise incurred a termination of employment prior to January 1, 2006, and whose 60th birthday is not earlier than January 1, 2010, is not less than the number of Shares that would have been allocated to such Furloughed Pilot under this paragraph 1.

2. Active Pilots. The balance of the Shares allocable to the ALPA Group after providing for the distributions to Furloughed Pilots under paragraph 1 shall be distributed to the remaining Qualified Pilot Employees (the “Active Pilots”), including recalled Furloughed Pilots who are treated as Active Pilots for this purpose, as follows:

(a) First, the Shares will be assigned to each Active Pilot so that the most senior Active Pilot is assigned a number of Shares which is, as nearly as is mathematically possible, allowing for rounding and elimination of fractional Shares as provided in paragraph 2(d), two hundred per cent (200%) of the number of Shares assigned to the most junior Active Pilot and each other Active Pilot is assigned a number of Shares between 100% and 200% of the shares received by the most junior Active Pilot based on a straight line progression formula in order of seniority.

(b) Next, in the case of any Active Pilot (including any recalled Furloughed Pilot) who, as of December 31, 2005 (i) has retired (whether such retirement was at or before the Pilot’s Normal Retirement Date); or (ii) has not yet retired but will attain age 60 on or before December 31, 2009; or (iii) has resigned, died or otherwise incurred a termination of employment, the Shares assigned to such Active Pilot under paragraph 2(a) above shall be adjusted by multiplying such Shares by a fraction, the numerator of which is the number of months of such Active Pilot’s actual and projected active service between May 1, 2003 and the last day of the month in which occurs the earliest of such Active Pilot’s retirement, 60th birthday, resignation, death or other termination of

Conformed Copy (January 1, 2013)	Exhibit B-1

employment (excluding from such active service any full months between such Active Pilot’s furlough date and recall class date), and the denominator of which is 80. The Active Pilots, including recalled Furloughed Pilots, described in this paragraph 2(b) shall be entitled to receive the adjusted number of Shares determined under this paragraph 2(b).

(c) The Shares that are not distributable to the Active Pilots and recalled Furloughed Pilots described in paragraph 2(b) because of the adjustment required by that paragraph shall be allocated to those Active Pilots whose entitlement to Shares is not subject to adjustment under paragraph 2(b), in the same manner as the preliminary assignment of Shares made under paragraph 2(a) by only taking into account the Active Pilots whose entitlement is not subject to adjustment under paragraph 2(b). The number of Shares allocated to each Active Pilot not subject to paragraph 2(b) is the sum of his or her assigned Shares determined under paragraph 2(a) and his or her allocation determined under this paragraph 2(c).

(d) In accordance with the Company’s plan of reorganization under Chapter 11 of the Bankruptcy Code, any fractional Shares allocated to the ALPA Group as a whole shall be reserved and accumulated until the final distribution, at which time the remaining fractional Share shall be retained by the Company. The computations under paragraph 2(a), (b) and (c) of Shares to which Qualified Pilot Employees are entitled shall be carried to at least three decimal places and shall be rounded up to the next higher full Share for fractional entitlements equal to or in excess of 0.500 and down for fractional entitlements less than 0.500, so that each Qualified Pilot Employee shall receive a distribution in full Shares only.

(e) Shares distributable hereunder to a deceased Qualified Pilot Employee shall be distributed to the beneficiaries of such deceased Qualified Pilot Employee determined in accordance with Section 7.6 of the Pilot Directed Account Plan, without regard to Section 7.6(c).

4. Cash in Lieu of Stock. If, and to the extent, that ALPA sells, assigns or otherwise disposes of all or any portion of its claim in the Employer’s pending Chapter 11 bankruptcy case (the “Claim”) at or prior to the date the Employer’s confirmed plan of reorganization becomes effective (the “Exit Date”), then:

(a) Any Shares that relate to that portion of the Claim that is sold or assigned shall be distributed to the appropriate assignee rather than the affected Qualified Pilot Employees who would otherwise be entitled to receive such Shares.

(b) The Employer shall distribute cash to or on behalf of the affected Qualified Pilot Employees, in lieu of the Shares otherwise distributable to them hereunder, in an amount equal to the portion of the proceeds of such sale or assignment attributable to such Employee’s respective interests in the Claim and related Shares.

(c) Cash to be distributed to Qualified Pilot Employees in lieu of Shares shall be distributed at the same time as the initial distribution of Shares is made under this Plan.

Conformed Copy (January 1, 2013)	Exhibit B-2

September 3, 2003

Exhibit C

IAM Group

Each Qualified IAM Employee assigned to the IAM Group shall be entitled to receive that portion of the Shares allocated to the IAM Group determined by the ratio that each Qualified IAM Employee’s Wages for the period from May 1, 2003 through December 31, 2005 bears to the total Wages for all Qualified IAM Employees for the period from May 1, 2003 through December 31, 2005.

Conformed Copy (January 1, 2013)	Exhibit C-1

September 3, 2003

Exhibit D

AMFA Group

Each Qualified AMFA Employee assigned to the AMFA Group shall be entitled to receive that portion of the Shares allocated to the AMFA Group determined as follows:

1. Tranche 1. Eighty-four and forty-four one-hundredths percent (84.44%) of the Shares allocated to the AMFA Group will be allocated among Qualified AMFA Employees based on each Qualified AMFA Employee’s pro rata percentage determined as the ratio that the Qualified AMFA Employee’s Wages, less overtime pay, for the period from May 1, 2003 through December 31, 2005 bears to the total amount of Wages, less overtime pay, for all Qualified AMFA Employees for the period from May 1, 2003 through December 31, 2005.

2. Tranche 2. Fifteen and fifty-six one hundredths percent (15.56%) of the Shares allocated to the AMFA group will be allocated among Qualified AMFA Employees based on each Qualified AMFA Employee’s pro rata percentage equal to the ratio of (i) the Qualified AMFA Employee’s Wages, less overtime pay, for the period from January 1, 2005 through December 31, 2005, to (ii) the total amount of Wages, less overtime pay for all Qualified AMFA Employees for the period from January 1, 2005 through December 31, 2005.

Conformed Copy (January 1, 2013)	Exhibit D-1

September 3, 2003

Exhibit E

PACFA Group

Each Qualified PACFA Employee assigned to the PACFA Group shall be entitled to receive that portion of the Shares allocated to the PACFA Group equal to the ratio of (i) the Qualified PACFA Employee’s Wages for the period from May 1, 2003 through December 31, 2005 to (ii) the total amount of Wages for all Qualified PACFA Employees for the period from May 1, 2003 through December 31, 2005.

Conformed Copy (January 1, 2013)	Exhibit E-1

September 3, 2003

Exhibit F

TWU Group

Each Qualified TWU Employee assigned to the TWU Group shall be entitled to receive that portion of the Shares allocated to the TWU Group equal to the ratio of (i) the Qualified TWU Employee’s Wages, less overtime pay, for the period from May 1, 2003 through December 31, 2005, to (ii) the total amount of Wages, less overtime pay, for all Qualified TWU Employees for the period from May 1, 2003 through December 31, 2005.

Conformed Copy (January 1, 2013)	Exhibit F-1

September 3, 2003

Exhibit G

SAM Group

Each Qualified SAM Employee assigned to the SAM Group shall be entitled to receive that portion of the Shares allocated to the SAM Group equal to the ratio of (i) the Qualified SAM Employee’s Wages, plus any success sharing program-performance Incentive Plan payments, for the period from January 1, 2005 through December 31, 2005, to (ii) the total amount of Wages, plus any success sharing program-performance Incentive Plan payments, for all Qualified SAM Employees for the period from January 1, 2005 through December 31, 2005.

Conformed Copy (January 1, 2013)	Exhibit G-1

First Amendment

to the

UAL Corporation

Employee Stock Distribution Plan

WHEREAS, UAL Corporation (the “Company”), United Air Lines, Inc. and all of its Affiliates (collectively, “United”), have established the UAL Corporation Employee Stock Distribution Plan (the “Plan”) to reflect the terms for issuing and allocating shares of common stock of the Company pursuant to the Company’s plan of reorganization (“POR”) under Chapter 11 of the United States Bankruptcy Code; and

WHEREAS, the POR was approved by the U.S. Bankruptcy Court on January 20, 2006 subject to exclusion under the Plan of all management or salaried employees of United who are eligible to participate in the UAL Corporation 2006 Management Equity Incentive Plan; and

WHEREAS, the Company wishes to clarify the allocation for an individual who is both a Qualified SAM Employee and a Qualified Pilot Employee;

NOW, THEREFORE, the Plan is amended as follows:

1. The definition of “Qualified SAM Employee” under Section I.D of the Plan is amended effective January 20, 2006 by adding the following sentence to such definition:

“A Qualified SAM Employee does not include any management employee or salaried employee of United who, on February 1, 2006, was in a position classified as a Job Group ‘J’ or higher and is thereby eligible to receive an award under the UAL Corporation 2006 Management Equity Incentive Plan.”

2. Section II.A of the Plan is amended effective February 1, 2006 by adding the following sentence as a flush left paragraph to the end of such Section:

“If an individual satisfies the definition of both a Qualified SAM Employee and a Qualified Pilot Employee, such individual will be assigned to the Employee Group that will provide the individual with the largest UAL Stock distribution and/or allocation.”

2002 PDAP	Generally Effective Beginning
Conformed Copy (January 1, 2013)	January 1, 2002